                                                                     EXHIBIT 4.1

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                                CREDIT AGREEMENT

                            Dated as of July 9, 2002

                                      among

                            LAYNE CHRISTENSEN COMPANY
                          BOYLES BROS. DRILLING COMPANY
                         CHRISTENSEN BOYLES CORPORATION
                    LAYNE WATER DEVELOPMENT AND STORAGE, LLC
                            LAYNE TEXAS, INCORPORATED
                         MID-CONTINENT DRILLING COMPANY
                            SHAWNEE OIL & GAS, L.L.C.
                           STAMM-SCHEELE INCORPORATED
                         TOLEDO OIL & GAS SERVICES, INC.
                           VIBRATION TECHNOLOGY, INC.

                                  as Borrowers,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,

                               as Credit Parties,

                          THE LENDERS SIGNATORY HERETO

                               FROM TIME TO TIME,

                                   as Lenders,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,

                               as Agent and Lender

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION

                      as Revolving Credit Agent and Lender

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                                TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----


1.    AMOUNT AND TERMS OF CREDIT____________________________________________________________________________________2

1.1      CREDIT FACILITIES._________________________________________________________________________________________2

1.2      LETTERS OF CREDIT._________________________________________________________________________________________4

1.3      PREPAYMENTS._______________________________________________________________________________________________5

1.4      USE OF PROCEEDS.___________________________________________________________________________________________7

1.5      INTEREST AND APPLICABLE MARGINS.___________________________________________________________________________7

1.6      ELIGIBLE ACCOUNTS.________________________________________________________________________________________10

1.7      ELIGIBLE INVENTORY._______________________________________________________________________________________12

1.8      INTENTIONALLY OMITTED.____________________________________________________________________________________13

1.9      FEES._____________________________________________________________________________________________________13

1.10     RECEIPT OF PAYMENTS.______________________________________________________________________________________14

1.11     APPLICATION AND ALLOCATION OF PAYMENTS.___________________________________________________________________14

1.12     LOAN ACCOUNT AND ACCOUNTING.______________________________________________________________________________15

1.13     INDEMNITY.________________________________________________________________________________________________16

1.14     ACCESS.___________________________________________________________________________________________________17

1.15     TAXES.____________________________________________________________________________________________________17

1.16     CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY.____________________________________________________________18

1.17     SINGLE LOAN.______________________________________________________________________________________________20

1.18     JOINDER OF ADDITIONAL BORROWERS.__________________________________________________________________________20

2.    CONDITIONS PRECEDENT_________________________________________________________________________________________21

2.1      CONDITIONS TO THE INITIAL LOANS.__________________________________________________________________________21

2.2      FURTHER CONDITIONS TO EACH LOAN.__________________________________________________________________________22

3.    REPRESENTATIONS AND WARRANTIES_______________________________________________________________________________23

3.1      CORPORATE EXISTENCE; COMPLIANCE WITH LAW._________________________________________________________________23

3.2      EXECUTIVE OFFICES, COLLATERAL LOCATIONS, FEIN.____________________________________________________________23

3.3      CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS.__________________________________________________24

3.4      FINANCIAL STATEMENTS AND PROJECTIONS._____________________________________________________________________24

3.5      MATERIAL ADVERSE EFFECT.__________________________________________________________________________________25

3.6      OWNERSHIP OF PROPERTY; LIENS._____________________________________________________________________________25

3.7      LABOR MATTERS.____________________________________________________________________________________________26

3.8      VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK AND INDEBTEDNESS.________________________________26


3.9      GOVERNMENT REGULATION.____________________________________________________________________________________26

3.10     MARGIN REGULATIONS._______________________________________________________________________________________27

3.11     TAXES.____________________________________________________________________________________________________27

3.12     ERISA.____________________________________________________________________________________________________28

3.13     NO LITIGATION.____________________________________________________________________________________________28

3.14     BROKERS.__________________________________________________________________________________________________29

3.15     INTELLECTUAL PROPERTY.____________________________________________________________________________________29

3.16     FULL DISCLOSURE.__________________________________________________________________________________________29

3.17     ENVIRONMENTAL MATTERS.____________________________________________________________________________________29

3.18     INSURANCE.________________________________________________________________________________________________30

3.19     DEPOSIT AND DISBURSEMENT ACCOUNTS.________________________________________________________________________30

3.20     GOVERNMENT CONTRACTS._____________________________________________________________________________________30

3.21     CUSTOMER AND TRADE RELATIONS._____________________________________________________________________________31

3.22     AGREEMENTS AND OTHER DOCUMENTS.___________________________________________________________________________31

3.23     SOLVENCY._________________________________________________________________________________________________31

4.    FINANCIAL STATEMENTS AND INFORMATION_________________________________________________________________________31

4.1      REPORTS AND NOTICES.______________________________________________________________________________________31

4.2      COMMUNICATION WITH ACCOUNTANTS.___________________________________________________________________________32

5.    AFFIRMATIVE COVENANTS________________________________________________________________________________________32

5.1      MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS._________________________________________________________32

5.2      PAYMENT OF CHARGES._______________________________________________________________________________________32

5.3      BOOKS AND RECORDS.________________________________________________________________________________________33

5.4      INSURANCE; DAMAGE TO OR DESTRUCTION OF COLLATERAL.________________________________________________________33

5.5      COMPLIANCE WITH LAWS._____________________________________________________________________________________34

5.6      SUPPLEMENTAL DISCLOSURE.__________________________________________________________________________________35

5.7      INTELLECTUAL PROPERTY.____________________________________________________________________________________35

5.8      ENVIRONMENTAL MATTERS.____________________________________________________________________________________35

5.9      LANDLORDS' AGREEMENTS, MORTGAGEE AGREEMENTS, BAILEE LETTERS AND REAL ESTATE PURCHASES.____________________36

5.10     INTEREST RATE/CURRENCY FLUCTUATIONS PROTECTION.___________________________________________________________37

5.11     FURTHER ASSURANCES._______________________________________________________________________________________37

5.11     ADDITIONAL PLEDGES._______________________________________________________________________________________37

6.    NEGATIVE COVENANTS___________________________________________________________________________________________37

6.1      MERGERS, SUBSIDIARIES, ETC._______________________________________________________________________________37

6.2      INVESTMENTS; LOANS AND ADVANCES.__________________________________________________________________________40


6.3      INDEBTEDNESS._____________________________________________________________________________________________40

6.4      EMPLOYEE LOANS AND AFFILIATE TRANSACTIONS.________________________________________________________________41

6.5      CAPITAL STRUCTURE AND BUSINESS.___________________________________________________________________________42

6.6      GUARANTEED INDEBTEDNESS.__________________________________________________________________________________42

6.7      LIENS.____________________________________________________________________________________________________42

6.8      SALE OF STOCK AND ASSETS._________________________________________________________________________________43

6.9      ERISA.____________________________________________________________________________________________________43

6.10     FINANCIAL COVENANTS.______________________________________________________________________________________43

6.11     HAZARDOUS MATERIALS.______________________________________________________________________________________44

6.12     SALE-LEASEBACKS.__________________________________________________________________________________________44

6.13     CANCELLATION OF INDEBTEDNESS._____________________________________________________________________________44

6.14     RESTRICTED PAYMENTS.______________________________________________________________________________________44

6.15     CHANGE OF CORPORATE NAME OR LOCATION; CHANGE OF FISCAL YEAR; CHANGE OF STATE OF FORMATION OF
         INCORPORATION.____________________________________________________________________________________________45

6.16     NO IMPAIRMENT OF INTERCOMPANY TRANSFERS.__________________________________________________________________45

6.17     NO SPECULATIVE TRANSACTIONS.______________________________________________________________________________45

6.18     LEASES; REAL ESTATE PURCHASES.____________________________________________________________________________45

6.19     CHANGES RELATING TO SUBORDINATED DEBT; MATERIAL CONTRACTS.________________________________________________46

6.20     WORLDCOVER, INC.__________________________________________________________________________________________46

7.    TERM_________________________________________________________________________________________________________46

7.1      TERMINATION.______________________________________________________________________________________________46

7.2      SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING ARRANGEMENTS._______________________________________46

8.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES_______________________________________________________________________47

8.1      EVENTS OF DEFAULT.________________________________________________________________________________________47

8.2      REMEDIES._________________________________________________________________________________________________48

8.3      WAIVERS BY CREDIT PARTIES.________________________________________________________________________________49

9.    ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT__________________________________________________________49

9.1      ASSIGNMENT AND PARTICIPATIONS.____________________________________________________________________________49

9.2      APPOINTMENT OF AGENT AND REVOLVING CREDIT AGENT.__________________________________________________________51

9.3      AGENT'S RELIANCE, ETC.____________________________________________________________________________________53

9.4      GE CAPITAL AND AFFILIATES.________________________________________________________________________________54

9.5      LENDER CREDIT DECISION.___________________________________________________________________________________54

9.6      INDEMNIFICATION.__________________________________________________________________________________________54

9.7      SUCCESSOR AGENT.__________________________________________________________________________________________55

9.8      SETOFF AND SHARING OF PAYMENTS.___________________________________________________________________________56


9.9      ADVANCES; PAYMENTS; NON-FUNDING LENDERS; INFORMATION; ACTIONS IN CONCERT._________________________________56

10.   SUCCESSORS AND ASSIGNS_______________________________________________________________________________________59

10.1     SUCCESSORS AND ASSIGNS.___________________________________________________________________________________59

11.   MISCELLANEOUS________________________________________________________________________________________________59

11.1     COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT.____________________________________________________________59

11.2     AMENDMENTS AND WAIVERS.___________________________________________________________________________________60

11.3     FEES AND EXPENSES.________________________________________________________________________________________62

11.4     NO WAIVER.________________________________________________________________________________________________63

11.5     REMEDIES._________________________________________________________________________________________________63

11.6     SEVERABILITY._____________________________________________________________________________________________64

11.7     CONFLICT OF TERMS.________________________________________________________________________________________64

11.8     CONFIDENTIALITY.__________________________________________________________________________________________64

11.9     GOVERNING LAW.____________________________________________________________________________________________64

11.10    NOTICES.__________________________________________________________________________________________________65

11.11    SECTION TITLES.___________________________________________________________________________________________66

11.12    COUNTERPARTS._____________________________________________________________________________________________66

11.13    WAIVER OF JURY TRIAL._____________________________________________________________________________________66

11.14    PRESS RELEASES AND RELATED MATTERS._______________________________________________________________________66

11.15    REINSTATEMENT.____________________________________________________________________________________________67

11.16    ADVICE OF COUNSEL.________________________________________________________________________________________67

11.17    NO STRICT CONSTRUCTION.___________________________________________________________________________________67

12.   CROSS-GUARANTY_______________________________________________________________________________________________67

12.1     CROSS-GUARANTY.___________________________________________________________________________________________67

12.2     WAIVERS BY BORROWER.______________________________________________________________________________________68

12.3     BENEFIT OF GUARANTY.______________________________________________________________________________________71

12.4     SUBORDINATION OF SUBROGATION, ETC.________________________________________________________________________71

12.5     ELECTION OF REMEDIES._____________________________________________________________________________________71

12.6     LIMITATION._______________________________________________________________________________________________72

12.7     CONTRIBUTION WITH RESPECT TO GUARANTY OBLIGATIONS.________________________________________________________72

12.8     LIABILITY CUMULATIVE._____________________________________________________________________________________73

                               INDEX OF APPENDICES
                               -------------------


Annex A (Recitals)                  -       Definitions
Annex B (Section 1.2)               -       Letters of Credit
Annex C                             -       Intentionally Omitted
Annex D (Section 2.1(a))            -       Closing Checklist
Annex E (Section 4.1(a))            -       Financial Statements and Projections -- Reporting
Annex F (Section 4.1(b))            -       Collateral Reports
Annex G (Section 6.10)              -       Financial Covenants
Annex H (Section 9.9(a))            -       Lenders' Wire Transfer Information
Annex I (Section 11.10)             -       Notice Addresses
Annex J (from Annex A -
   Commitments definition)                  Commitments as of Closing Date

Exhibit 1.1(a)(i)                           Form of Notice of Revolving Credit Advance
Exhibit 1.1(a)(ii)                          Form of Revolving Note
Exhibit 1.1(b)                              Form of Term Note
Exhibit 1.1(c)(ii)                          Intentionally Omitted
Exhibit 1.5(e)                              Form of Notice of Conversion/Continuation
Exhibit 1.18                                Form of Joinder Agreement
Exhibit 4.1(b)                              Form of Borrowing Base Certificate
Exhibit 9.1(a)                              Form of Assignment Agreement
Exhibit E                                   Form of Compliance Certificate

Schedule  1.1                       -       Revolving Credit Agent's Representatives
Disclosure Schedule  1.4                    Sources and Uses; Funds Flow Memorandum
Disclosure Schedule  3.1            -       Type of Entity; State of Organization
Disclosure Schedule  3.2                    Executive Offices, Collateral Locations, FEIN
Disclosure Schedule  3.4(A)                 Financial Statements
Disclosure Schedule  3.4(C)                 Projections
Disclosure Schedule  3.6                    Real Estate and Leases
Disclosure Schedule  3.7                    Labor Matters
Disclosure Schedule  3.8                    Ventures, Subsidiaries and Affiliates; Outstanding Stock
Disclosure Schedule  3.11                   Tax Matters
Disclosure Schedule  3.12                   ERISA Plans
Disclosure Schedule  3.13                   Litigation
Disclosure Schedule  3.15                   Intellectual Property
Disclosure Schedule  3.17                   Hazardous Materials
Disclosure Schedule  3.18                   Insurance
Disclosure Schedule  3.19                   Deposit and Disbursement Accounts
Disclosure Schedule  3.20                   Government Contracts
Disclosure Schedule  3.22                   Material Agreements
Disclosure Schedule  5.1                    Trade Names
Disclosure Schedule  6.3                    Indebtedness
Disclosure Schedule  6.4(a)                 Transactions with Affiliates
Disclosure Schedule  6.7                    Existing Liens

         This CREDIT AGREEMENT (this "AGREEMENT"), dated as of July 9, 2002 among LAYNE CHRISTENSEN COMPANY, a Delaware corporation ("LAYNE"), BOYLES BROS. DRILLING COMPANY, a Utah corporation, CHRISTENSEN BOYLES CORPORATION, a Delaware corporation, LAYNE WATER DEVELOPMENT AND STORAGE, LLC, a Delaware limited liability company, ("LWDS") LAYNE TEXAS, INCORPORATED, a Delaware corporation, MID-CONTINENT DRILLING COMPANY, a Delaware corporation, SHAWNEE OIL & GAS, L.L.C., a Delaware limited liability company, STAMM-SCHEELE INCORPORATED, a Louisiana corporation, TOLEDO OIL & GAS SERVICES, INC., a Louisiana corporation, and VIBRATION TECHNOLOGY, INC., a Delaware corporation, (collectively, including Layne and LWDS, the "BORROWERS" or individually a "BORROWER"); the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE CAPITAL"), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto from time to time; and LASALLE BANK NATIONAL ASSOCIATION ("LASALLE"), for itself, as Lender, and as Revolving Credit Agent for the Revolving Lenders.

                                    RECITALS

                  WHEREAS, Borrowers have requested that Lenders extend a revolving credit facility to Borrowers of up to Thirty Five Million Dollars ($35,000,000) in the aggregate and a term credit facility to Borrowers of up to Thirty Five Million Dollars ($35,000,000) for the purpose of refinancing certain indebtedness of Borrowers and to provide (a) working capital financing for Borrowers, (b) funds for other general corporate purposes of Borrowers (including Capital Expenditures) and (c) funds for other purposes permitted hereunder; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrowers of up to such amount upon the terms and conditions set forth herein; and

                  WHEREAS, Borrowers have agreed to secure all of their obligations under the Loan Documents by granting to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon substantially all of their existing and after-acquired personal and real property; and

                  WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in ANNEX A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in ANNEX A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "APPENDICES") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.   AMOUNT AND TERMS OF CREDIT

             1.1 CREDIT FACILITIES.

             (a) REVOLVING CREDIT FACILITY.

                 (i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "REVOLVING CREDIT ADVANCE"). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrowers may borrow, repay and reborrow under this SECTION 1.1(a); provided that the aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Maximum Amount and (B) the Borrowing Base, in each case less the sum of the Letter of Credit Obligations outstanding at such time ("BORROWING AVAILABILITY"). Borrowing Availability may be reduced by Reserves imposed by Agent and Revolving Credit Agent in their reasonable credit judgment. Each Revolving Credit Advance shall be made on notice by Borrower Representative to the representative of Revolving Credit Agent identified in SCHEDULE 1.1 at the address specified therein. Any such notice must be given no later than (1) 12:00 p.m.(noon) (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 12:00 p.m.(noon) (New York time) on the date which is 3 Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (A "NOTICE OF REVOLVING CREDIT ADVANCE") must be given in writing (by telecopy or overnight courier) substantially in the form of EXHIBIT 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be reasonably required by Agent or Revolving Credit Agent. If Borrowers desire to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrowers must comply with SECTION 1.5(e).

                 (ii) Except as provided in SECTION 1.12, Borrowers shall execute and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of EXHIBIT 1.1(a)(ii) (each a "REVOLVING NOTE" and, collectively, the "REVOLVING NOTES"). Each Revolving Note shall represent the obligation of Borrowers to pay the amount of the applicable Revolving Lender's Revolving Loan Commitment or, if less, such Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrowers together with interest thereon as prescribed in SECTION 1.5. The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

             (b) TERM LOAN.

                 (i) Subject to the terms and conditions hereof, each Term Lender agrees to make a term loan (collectively, the "TERM LOAN") on the Closing Date to Borrowers in the amount of the applicable Term Lender's Term Loan Commitment. The obligations of each

Term Lender hereunder shall be several and not joint. Each such Term Loan shall be evidenced by a promissory note substantially in the form of EXHIBIT 1.1(b) (each a "TERM NOTE" and collectively the "TERM NOTES"), and, except as provided in SECTION 1.12, all of the Borrowers shall jointly execute and deliver a Term Note to the applicable Term Lender. Each Term Note shall represent the obligation of Borrowers to pay the applicable Term Lender's Term Loan Commitment, together with interest thereon as prescribed in SECTION 1.5.

                 (ii) Borrowers shall repay the principal amount of the Term Loan in twenty (20) consecutive quarterly installments on the first day of January, April, July and October of each year commencing October 1, 2002, as follows:

 ----------------------------------------- ------------------------------------
              Payment Date                          Installment Amount
              ------------                          ------------------
 ----------------------------------------- ------------------------------------
             October 1, 2002                              $875,000
 ----------------------------------------- ------------------------------------
             January 1, 2003                              $875,000
 ----------------------------------------- ------------------------------------
              April 1, 2003                               $875,000
 ----------------------------------------- ------------------------------------
               July 1, 2003                               $875,000
 ----------------------------------------- ------------------------------------
             October 1, 2003                             $1,093,750
 ----------------------------------------- ------------------------------------
             January 1, 2004                             $1,093,750
 ----------------------------------------- ------------------------------------
              April 1, 2004                              $1,093,750
 ----------------------------------------- ------------------------------------
               July 1, 2004                              $1,093,750
 ----------------------------------------- ------------------------------------
             October 1, 2004                             $1,312,500
 ----------------------------------------- ------------------------------------
             January 1, 2005                             $1,312,500
 ----------------------------------------- ------------------------------------
              April 1, 2005                              $1,312,500
 ----------------------------------------- ------------------------------------
               July 1, 2005                              $1,312,500
 ----------------------------------------- ------------------------------------
             October 1, 2005                             $1,750,000
 ----------------------------------------- ------------------------------------
             January 1, 2006                             $1,750,000
 ----------------------------------------- ------------------------------------
              April 1, 2006                              $1,750,000
 ----------------------------------------- ------------------------------------
               July 1, 2006                              $1,750,000
 ----------------------------------------- ------------------------------------
             October 1, 2006                             $1,968,750
 ----------------------------------------- ------------------------------------

              Payment Date                          Installment Amount
              ------------                          ------------------
 ----------------------------------------- ------------------------------------
             January 1, 2007                             $1,968,750
 ----------------------------------------- ------------------------------------
              April 1, 2007                              $1,968,750
 ----------------------------------------- ------------------------------------
               July 8, 2007                              $8,968,750
 ----------------------------------------- ------------------------------------



                 (iii) Notwithstanding the foregoing, the aggregate outstanding principal balance of the Term Loan shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. No payment with respect to the Term Loan may be reborrowed.

                 (iv) Each payment of principal with respect to the Term Loan shall be paid to Agent for the ratable benefit of each Term Lender making a Term Loan, ratably in proportion to each such Term Lender's respective Term Loan Commitment.

             (c) RELIANCE ON NOTICES; APPOINTMENT OF BORROWER REPRESENTATIVE. Agent and Revolving Credit Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agent or Revolving Credit Agent to be genuine. Agent and Revolving Credit Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Agent or Revolving Credit Agent has actual knowledge to the contrary. Each Borrower hereby irrevocably grants to Layne its irrevocable power of attorney and designates Layne as the Borrower Representative and its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advance, Notices of Conversion/Continuation, and giving instructions with respect to the disbursement of the proceeds of the Loans, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent, Revolving Credit Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

             1.2 LETTERS OF CREDIT. Subject to and in accordance with the terms and conditions contained herein and in ANNEX B, Borrower Representative, on behalf of Borrowers, shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrowers.

             1.3 PREPAYMENTS.

             (a) VOLUNTARY PREPAYMENTS; TERMINATION OF REVOLVING LOAN COMMITMENTS. Borrowers may at any time on at least thirty (30) days' prior written notice by Borrower Representative to Agent and to Revolving Credit Agent
(i) voluntarily prepay all or part of the Term Loan and/or (ii) terminate the Revolving Loan Commitment; PROVIDED that (A) any such prepayments shall be in a minimum amount of $2,000,000 and integral multiples of $250,000 in excess of such amount, (B) upon any such termination of the Revolving Loan Commitment, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with ANNEX B hereto, and (C) after giving effect to such prepayments or termination, Borrowers shall comply with SECTION 1.3(b)(i). Any voluntary prepayment and any termination of the Revolving Loan Commitment must be accompanied by payment of the Fee required by SECTION 1.9(c), if any, plus the payment of any LIBOR funding breakage costs in accordance with SECTION 1.13(b). Upon delivering of any notice of termination, Borrowers' right to request that Letter of Credit Obligations be incurred on their behalf shall be permanently terminated. Upon any such termination of the Revolving Loan Commitment, Borrowers' right to request Revolving Credit Advances shall be permanently terminated. So long as no Default or Event of Default has occurred or is continuing, any partial prepayments of the Term Loan made by or on behalf of Borrowers shall be applied to prepay the scheduled installments of Borrowers' Term Loan in order of maturity.

             (b) MANDATORY PREPAYMENTS.

                 (i) If at any time the outstanding balance of the Revolving Loan exceeds the lesser of (A) the Maximum Amount and (B) the Borrowing Base, Borrowers shall immediately repay the outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the outstanding Revolving Credit Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in ANNEX B to the extent required to eliminate such excess.

                 (ii) Immediately upon receipt by any Borrower of proceeds of any asset disposition (excluding proceeds of asset dispositions permitted by SECTION 6.8 (a) THROUGH (D)) or any sale of Stock of any Subsidiary of any Borrower, Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with SECTION 1.3(c).

                 (iii) If any Borrower issues Stock or Debt Securities (other than pursuant to an employee or director Stock option program, benefit plan or compensation program) no later than the Business Day following the date of receipt of the proceeds thereof, Borrowers shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with
SECTION 1.3(c).

                 (iv) Until the Termination Date, Borrowers shall prepay the Obligations on the date that is 10 days after the earlier of (A) the date on which Borrowers' annual audited Financial Statements for the immediately preceding Fiscal Year are delivered pursuant to ANNEX E or (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to ANNEX E, in an amount equal to fifty percent (50%) of Excess Cash Flow for the immediately preceding Fiscal Year. Any prepayments from Excess Cash Flow paid pursuant to this CLAUSE (iv) shall be applied in accordance with SECTION 1.3(c). Each such prepayment shall be accompanied by a certificate signed by Borrower Representative's chief financial officer certifying the manner in which Excess Cash Flow and the resulting prepayment, were calculated, which certificate shall be in form and substance reasonably satisfactory to Agent.

             (c) APPLICATION OF CERTAIN MANDATORY PREPAYMENTS. Any prepayments made by Borrowers pursuant to SECTION 1.3(b)(ii) arising from the sale of assets permitted under SECTION 6.8(e) THROUGH (h) shall be applied first to interest then due and payable on Revolving Credit Advances and then to the principal balance of the Revolving Credit Advances, PROVIDED, with respect to a sale of assets permitted under SECTION 6.8(e) THROUGH (h), such sales are completed within twelve (12) calendar months after the Closing Date. All other prepayments made by Borrowers pursuant to SECTIONS 1.3(b)(ii), (b)(iii), or (b)(iv) above shall be applied as follows: FIRST, to Fees and reimbursable expenses of Agent and Revolving Credit Agent (equally) then due and payable pursuant to any of the Loan Documents; SECOND, to interest then due and payable on the Term Loan; THIRD, to prepay the scheduled principal installments of the Term Loan in inverse order of maturity, until the Term Loan has been prepaid in full; FOURTH, to interest then due and payable on Revolving Credit Advances; and FIFTH, to the principal balance of Revolving Credit Advances outstanding until the same has been paid in full. The Revolving Loan Commitment shall not be permanently reduced by the amount of any such prepayments.

             (d) APPLICATION OF PREPAYMENTS FROM INSURANCE AND CONDEMNATION PROCEEDS. Prepayments from insurance or condemnation proceeds in accordance with
SECTION 5.4(c) and the Mortgage(s), respectively, shall be applied as follows: insurance proceeds from casualties or losses to cash or Inventory shall be applied, first, to the Revolving Credit Advances; insurance or condemnation proceeds from casualties or losses to Equipment, Fixtures and Real Estate shall be applied to scheduled installments of the Term Loan in the inverse order of maturity. The Revolving Loan Commitment shall not be permanently reduced by the amount of any such prepayments. If insurance or condemnation proceeds received by Borrowers exceed the outstanding principal balances of the Loans or if the precise amount of insurance or condemnation proceeds allocable to Inventory as compared to Equipment, Fixtures and Real Estate are not otherwise determined, the allocation and application of those proceeds shall be determined by Agent, subject to the prior approval of Requisite Lenders.

             (e) NO IMPLIED CONSENT. Nothing in this SECTION 1.3 shall be construed to constitute Agent's, Revolving Credit Agent's or any Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

             1.4 USE OF PROCEEDS. Borrowers shall utilize the proceeds of the Loans solely for the Refinancing (and to pay any related transaction expenses), and for the financing of Borrowers' ordinary working capital and general corporate needs. DISCLOSURE SCHEDULE (1.4) contains a description of Borrowers' sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

             1.5 INTEREST AND APPLICABLE MARGINS.

                 (a) Borrowers shall pay interest to Agent or Revolving Credit Agent, as appropriate, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the Revolving Credit Advances outstanding from time to time; and (ii) with respect to the Term Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum.

                 As of the Closing Date, the Applicable Margins are as follows:

                 Applicable Revolver Index Margin                     1.25%

                 Applicable Revolver LIBOR Margin                     2.75%

                 Applicable Term Loan Index Margin                    1.25%

                 Applicable Term Loan LIBOR Margin                    2.75%

                 Applicable L/C Margin                                2.75%

                  The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by Agent and Revolving Credit Agent based upon Borrowers' consolidated financial performance as set forth in the Financial Statements, commencing with the first day of the first calendar month that occurs more than 5 days after delivery of Borrowers' quarterly Financial Statements to Lenders for the Fiscal Quarter ending July 31, 2002, and likewise each Fiscal Quarter thereafter. Adjustments in Applicable Margins shall be determined by reference to the following grids:

 --------------------------------------- -------------------------------------
 IF LEVERAGE RATIO IS:                   LEVEL OF
                                         APPLICABLE MARGINS:
 --------------------------------------- -------------------------------------
 less than 2.00                          Level I
 --------------------------------------- -------------------------------------
 less than 2.50, but greater
 than or equal to 2.00                   Level II
 --------------------------------------- -------------------------------------
 greater
 than or equal to 2.50                   Level III
------------------------------------------------------------------------------

APPLICABLE MARGINS
------------------------------------------------------------------------------
                                       LEVEL I      LEVEL II        LEVEL III
-------------------------------------- ------------ --------------- ----------
Applicable Revolver                    1.25%        1.50%           1.75%
Index Margin
-------------------------------------- ------------ --------------- ----------
Applicable Revolver LIBOR Margin       2.75%        3.00%           3.25%
-------------------------------------- ------------ --------------- ----------
Applicable Term Loan Index Margin      1.25%        1.50%           1.75%
-------------------------------------- ------------ --------------- ----------
Applicable Term Loan  LIBOR Margin     2.75%        3.00%           3.25%
-------------------------------------- ------------ --------------- ----------
Applicable L/C Margin                  2.75%        3.00%           3.25%
-------------------------------------- ------------ --------------- ----------

             Concurrently with the delivery of such Financial Statements, Borrower Representative shall deliver to Agent, Revolving Credit Agent and Lenders a certificate, signed by its chief financial officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

             (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

             (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate is a floating rate determined for each day. Each determination by Agent and Revolving Credit Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrowers, absent manifest error.

             (d) So long as an Event of Default has occurred and is continuing under SECTION 8.1(a), (h) or (I) or so long as any other Default or Event of Default has occurred and is continuing and at the election of Agent and Revolving Credit Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("DEFAULT RATE"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Default or Event of Default until that Default or Event of Default is cured or waived and shall be payable upon demand.

             (e) Subject to the conditions precedent set forth in SECTION 2.2, Borrower Representative shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with SECTION 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 12:00 p.m. (noon) (New York time) on the 3rd Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 12:00 p.m. (noon) (New York time) on the 3rd Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or if the additional conditions precedent set forth in SECTION 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to both Agent and Revolving Credit Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "NOTICE OF CONVERSION/CONTINUATION") in the form of EXHIBIT 1.5(e).

             (f) Notwithstanding anything to the contrary set forth in this
SECTION 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "MAXIMUM LAWFUL RATE"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; PROVIDED, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent and Revolving Credit Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in SECTIONS 1.5(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this SECTION 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in SECTION 1.11 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

             1.6 ELIGIBLE ACCOUNTS.

             All of the Accounts owned by Borrowers and reflected in the most recent Borrowing Base Certificate delivered by Borrowers to Agent and Revolving Credit Agent shall be "ELIGIBLE ACCOUNTS" for purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies. Agent and Revolving Credit Agent shall have the right to establish or modify Reserves against Eligible Accounts from time to time in its reasonable credit judgment. In addition, Agent and Revolving Credit Agent reserve the right, at any time and from time to time after the Closing Date, to adjust any of the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available. Eligible Accounts shall not include any Account of any
Borrower:

             (a) that does not arise from the sale of goods or the performance of services by such Borrower in the ordinary course of its business;

             (b) (i) upon which such Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any material condition whatsoever or (ii) as to which such Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) if the Account is subject to the asserted lien of a surety bond issuer;

             (c) in the event that any defense, counterclaim, setoff or dispute is asserted in writing as to such Account;

             (d) that is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered by the applicable Account Debtor;

             (e) with respect to which an invoice, reasonably acceptable to Agent in form and substance, has not been sent to the applicable Account Debtor;

             (f) that (i) is not owned by such Borrower or (ii) is subject to any right, claim, security interest or other interest of any other Person, other than (A) Liens in favor of Agent, on behalf of itself and Lenders, or (B) equitable liens of surety bond issuers which have not been asserted by such issuers;

             (g) that arises from a sale to any director, officer, other employee or Affiliate of any Credit Party;

             (h) that is the obligation of an Account Debtor that is the United States federal government or a political subdivision, department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and such Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, county or municipal law restricting assignment thereof;

             (i) that is the obligation of an Account Debtor located in a foreign country other than Canada (excluding the Province of Newfoundland, the Northwest Territories and the Territory of Nunavit) unless payment thereof is assured by a letter of credit assigned and delivered to Agent, reasonably satisfactory to Agent as to form, amount and issuer;

             (j) to the extent such Borrower or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to such Borrower or any Subsidiary thereof but only to the extent of the potential offset;

             (k) that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

             (l) that is in default; PROVIDED, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

                 (i) the Account is not paid within 120 days following its
             original invoice date;

                 (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

                 (iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

             (m) that is the obligation of an Account Debtor if 50% or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this SECTION 1.6;

             (n) as to which Agent's Lien thereon, on behalf of itself and Lenders, is not a first priority (except with respect to equitable liens of surety bond issuers which have not been asserted by such issuers) perfected Lien;

             (o) as to which any of the representations or warranties in the Loan Documents are untrue;

             (p) to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

             (q) to the extent such Account exceeds any credit limit established by Agent and Revolving Credit Agent, in their reasonable credit judgment;

             (r) that is payable in any currency other than Dollars; or

             (s) that is otherwise unacceptable to Agent and Revolving Credit Agent in their reasonable credit judgment.

             1.7 ELIGIBLE INVENTORY.

             All of the Inventory owned by the Borrowers and reflected in the most recent Borrowing Base Certificate delivered by Borrowers to Agent and Revolving Credit Agent shall be "ELIGIBLE Inventory" for purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies. Agent and Revolving Credit Agent shall have the right to establish or modify Reserves against Eligible Inventory from time to time in its reasonable credit judgment. In addition, Agent and Revolving Credit Agent reserve the right, at any time and from time to time after the Closing Date, to adjust the criteria set forth below, to establish new criteria and to adjust advance rates with respect to Eligible Inventory, in their reasonable credit judgment, subject to the approval of Supermajority Revolving Lenders in the case of adjustments or new criteria or changes in advance rates which have the effect of making more credit available. Eligible Inventory shall not include any Inventory of any Borrower that:

             (a) is not owned by such Borrower free and clear of all Liens and rights of any other Person, except the Liens in favor of Agent, on behalf of itself and Lenders, and Permitted Encumbrances in favor of landlords and bailees to the extent permitted in SECTION 5.9 hereof (subject to Reserves established by Agent in accordance with SECTION 5.9 hereof);

             (b) (i) is not located on premises owned, leased or rented by such Borrower and set forth in DISCLOSURE SCHEDULE (3.2), or (ii) has a value in excess of $100,000 and which is stored at a leased location, unless either (x) Agent, in Agent's sole and absolute discretion, has given its prior consent thereto, (y) a reasonably satisfactory landlord waiver has been delivered to Agent, or (z) Reserves reasonably satisfactory to Agent have been established with respect thereto or (iii) is stored with a bailee or warehouseman unless a reasonably satisfactory, acknowledged bailee letter has been received by Agent and Reserves reasonably satisfactory to Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage in favor of a lender other than Agent unless a reasonably satisfactory mortgagee waiver has been delivered to Agent;

             (c) is placed on consignment or is in transit, except for Inventory in transit between domestic locations of Credit Parties as to which Agent's Liens have been perfected at origin and destination;

             (d) is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

             (e) is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

             (f) consists of display items or packing or shipping materials or manufacturing supplies;

             (h) is not of a type held for sale in the ordinary course of such Borrower's business;

             (i) is not subject to a first priority lien in favor of Agent on behalf of itself and Lenders, subject to Permitted Encumbrances;

             (j) breaches any of the representations or warranties pertaining to Inventory set forth in the Loan Documents;

             (k) consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

             (l) is not covered by casualty insurance reasonably acceptable to Agent; or

             (m) is otherwise unacceptable to Agent in its reasonable credit judgment.

             1.8 INTENTIONALLY OMITTED.

             1.9 FEES.

             (a) Borrowers shall pay to GE Capital and to LaSalle, each individually, the Fees specified in that certain fee letter dated as of the Closing Date among Borrowers and GE Capital (the "GE CAPITAL FEE LETTER"), and that certain fee letter dated as of Closing Date among Borrowers and LaSalle ( the "RCA FEE LETTER") at the times specified for payment therein.

             (b) As additional compensation for the Revolving Lenders, Borrowers shall pay to Revolving Credit Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrowers' non-use of available funds in an amount equal to the one-half of one-percent (0.50%) per annum (calculated on the basis of a 360 day year for actual days elapsed) calculated on the difference between (x) the Maximum Amount and (y) the average for the period of the daily closing balances of the Revolving Loan outstanding during the period for which such Fee is due.

             (c) If Borrowers pay after acceleration or prepay all or any portion of the Term Loan or prepay the Revolving Loan and terminate the Revolving Loan Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, or if any of the Commitments are otherwise terminated, Borrowers shall pay to Agent (with respect to a prepayment or termination of the Term Loan) or Revolving Credit Agent (with respect to a prepayment, or termination of the Revolving Loan), for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the Applicable Percentage (as defined below) multiplied by the sum of (i) the principal amount of the Term Loan paid after acceleration or prepaid, and (ii) the Revolving Loan Commitment. As used herein, the term "APPLICABLE PERCENTAGE" shall mean (x) two percent (2.0%), in the case of a prepayment on or prior to the first anniversary of the

Closing Date, (y) one percent (1.0%), in the case of a prepayment after the first anniversary of the Closing Date but on or prior to the second anniversary thereof, and (z) zero percent (0.0%), in the case of a prepayment after the second anniversary of the Closing Date. The Credit Parties agree that the Applicable Percentages are a reasonable calculation of Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early termination of the Commitments. Notwithstanding the foregoing, no prepayment fee shall be payable by Borrowers upon a mandatory prepayment made pursuant to SECTIONS 1.3(b)(i), (ii), OR (iv) or 1.16(c); PROVIDED that in the case of prepayments made pursuant to SECTIONS 1.3(b)(ii), the transaction giving rise to the applicable prepayment is expressly permitted under SECTION 6.

             (d) Borrowers shall pay to Revolving Credit Agent, for the ratable benefit of Revolving Lenders, the Letter of Credit Fee as provided in ANNEX B.

             1.10 RECEIPT OF PAYMENTS.

             Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the applicable Collection Account prior to 2:00 p.m. (New York time). Payments received after 2:00 p.m. (New York time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

             1.11 APPLICATION AND ALLOCATION OF PAYMENTS.

             (a) So long as no Default or Event of Default has occurred and is continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied as determined by Borrowers, subject to the provisions of SECTION 1.3(a); and
(iii) mandatory prepayments shall be applied as set forth in SECTIONS 1.3(c) and 1.3(d). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to any other payment, and as to all payments made when a Default or Event of Default has occurred and is continuing or following the Commitment Termination Date, Borrowers hereby irrevocably waive the right to direct the application of any and all payments received from or on behalf of Borrowers, and Borrowers hereby irrevocably agree that Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrowers as Agent may deem advisable notwithstanding any previous entry by Agent or Revolving Credit Agent in the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and reimbursable expenses of Agent and Revolving Credit Agent due and payable pursuant to any of the Loan Documents;
(2) to interest on the other Loans and for payment of the Letter of Credit Fees, ratably in proportion to the interest accrued as to each Loan and the Letter of Credit Fees accrued on outstanding Letters of Credit; (3) to principal payments on the other Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in ANNEX B, and to any liquidated liabilities of Borrowers with respect to any interest rate swap, cap or collar agreement or other agreements or arrangements designed to provide protection against fluctuations in interest rates (but only to the extent the same constitute Obligations) ratably to the aggregate, combined principal balance of the other Loans, the outstanding Letter of Credit Obligations and such liquidated liabilities under interest rate protection agreements; and (4) to all other Obligations, including expenses of Lenders to the extent reimbursable under SECTION 11.3.

             (b) Upon direction of Agent, the Requisite Lenders or the Revolving Credit Agent, Revolving Credit Agent shall, notwithstanding anything herein to the contrary, charge to the Revolving Loan balance on behalf of Borrowers and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with SECTION 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrowers under this Agreement or any of the other Loan Documents if and to the extent Borrowers fail to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time or would cause the balance of the Revolving Loan to exceed Borrowers' Borrowing Base after giving effect to such charges. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder. Notwithstanding anything herein to the contrary, no advance may be made under the Revolving Loan or other charge made to the Revolving Loan to fund installments of principal or interest under the Term Loan following the occurrence and during the existence of an Event of Default, unless otherwise approved by the Requisite Revolving Lenders.

             1.12 LOAN ACCOUNT AND ACCOUNTING.

             Agent shall maintain a loan account (the "TERM LOAN ACCOUNT") on its books to record the Term Loan, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Term Loan. Revolving Credit Agent shall maintain a loan account (the "REVOLVING LOAN ACCOUNT"; the Term Loan Account and the Revolving Loan Account collectively the "LOAN ACCOUNT") on its books to record all Advances, all payments made to Borrowers, and all other debits to credits as provided in this Agreement with respect to the Revolving Loan. All entries in the Loan Account shall be made in accordance with Agent's or Revolving Credit Agent's (as applicable) customary accounting, practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's or Revolving Credit Agent's (as applicable) most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent, Revolving Credit Agent and Lenders by Borrowers; PROVIDED that any failure to so record or any error in so recording shall not limit or otherwise affect Borrowers' duty to pay the Obligations. Upon written request by Borrower Representative to Agent or Revolving Credit Agent (as applicable), Agent or Revolving Credit Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to Borrowers for the immediately preceding month. Unless Borrower Representative notifies Agent or Revolving Credit Agent (as applicable) in writing of any objection to any such accounting (specifically describing the basis for such objection), within 30 days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive on Borrowers in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

             1.13 INDEMNITY.

             (a) Borrowers shall indemnify and hold harmless each of Agent, Revolving Credit Agent, L/C Issuer, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "INDEMNIFIED PERSON"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "INDEMNIFIED LIABILITIES"); PROVIDED, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense (i) results from that Indemnified Person's gross negligence or willful misconduct or (ii) results from disputes between or among Agent and Revolving Credit Agent or Agent and a Lender or Revolving Credit Agent and a Lender or between or among the Lenders, PROVIDED, with respect to this CLAUSE (ii), such dispute does not directly or indirectly arise out of, or in connection with any action or inaction taken by any Indemnified Person under or pursuant to this Agreement or at the direction or request of any Credit Party. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

             (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) Borrowers shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrowers shall refuse to accept any borrowing of, or shall request a termination of, any borrowing of, conversion into or continuation of, LIBOR Loans after Borrowers have given notice requesting the same in accordance herewith; or (iv) Borrowers shall fail to make any prepayment of a LIBOR Loan after Borrowers have given a notice thereof in accordance herewith, then Borrowers shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; PROVIDED, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrowers with its written calculation of all amounts payable pursuant to this SECTION 1.13(b), and such calculation shall be binding on the parties hereto unless Borrowers shall object in writing within 10 Business Days of receipt thereof, specifying the basis for such objection in detail.

             1.14 ACCESS.

             Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon five (5) Business Day's prior notice as frequently as Agent determines to be appropriate: (a) provide Agent, Revolving Credit Agent and any of their officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Agent, Revolving Credit Agent and any of their officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Agent, Revolving Credit Agent and their officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts, Inventory and other Collateral of any Credit Party. If a Default or Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by Agent, each such Credit Party shall provide such access to Agent, Revolving Credit Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrowers shall provide Agent, Revolving Credit Agent and each Lender with access to their suppliers and customers. Each Credit Party shall make available to Agent, Revolving Credit Agent and their counsel, as quickly as is possible under the circumstances, originals or copies of all books and records that Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Agent and Revolving Credit Agent, as they may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least 5 Business Days' prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent's or Revolving Credit Agent's representatives on regularly scheduled audits at no charge to Borrower.

             1.15 TAXES.

             (a) Any and all payments by Borrowers hereunder (including any payments made pursuant to SECTION 12) or under the Notes shall be made, in accordance with this SECTION 1.15, free and clear of and without deduction for any and all present or future Taxes. If Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder (including any sum payable pursuant to SECTION 12) or under the Notes,
(i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 1.15) Agent, Revolving Credit Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrowers shall make such deductions, and (iii) Borrowers shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes, Borrowers shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof. Agent, Revolving Credit Agent and Lenders shall not be obligated to return or refund any amounts received pursuant to this SECTION 1.15(a).

             (b) Borrowers shall indemnify and, within 10 days of demand therefor, pay Agent, Revolving Credit Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this SECTION 1.15) paid by Agent, Revolving Credit Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

             (c) Each Lender organized under the laws of a jurisdiction outside the United States (a "FOREIGN LENDER") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrowers, Revolving Credit Agent and Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to such exemption (a "CERTIFICATE OF EXEMPTION"). Any foreign Person that seeks to become a Lender under this Agreement shall provide a Certificate of Exemption to Borrowers, Revolving Credit Agent and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender.

             1.16 CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY.

             (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date (or, with respect to any Lender who becomes a Lender after the Closing date, the date such Lender becomes a Lender), from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrowers and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

             (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date (or, with respect to any Lender who becomes a Lender after the Closing date, the date such Lender becomes a Lender), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrowers and to Agent by such Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this SECTION 1.16(b).

             (c) Notwithstanding anything to the contrary contained herein, if any change in any law or regulation (or any change in the interpretation thereof) after the Closing Date (or, with respect to any Lender who becomes a Lender after the Closing date, the date such Lender becomes a Lender) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrowers through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrowers shall forthwith prepay in full all outstanding LIBOR Loans owing by Borrowers to such Lender, together with interest accrued thereon, unless Borrower Representative on behalf of Borrowers, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

             (d) Within 15 days after receipt by Borrower Representative of written notice and demand from any Lender (an "AFFECTED LENDER") for payment of additional amounts or increased costs as provided in SECTIONS 1.15(a), 1.16(a) or 1.16(b), Borrowers may, at their option, notify Agent, Revolving Credit Agent and such Affected Lender of their intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrowers, with the consent of Agent and Revolving Credit Agent, may obtain, at Borrowers' expense, a replacement Lender ("REPLACEMENT LENDER") for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrowers obtain a Replacement Lender within 90 days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale; PROVIDED, Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement

Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrowers' notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within 90 days thereafter, Borrowers' rights under this SECTION 1.16(d) shall terminate and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to SECTIONS 1.15(a), 1.16(a) and 1.16(b).

             1.17 SINGLE LOAN.

             All Loans to Borrowers and all of the other Obligations of Borrowers arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrowers secured, until the Termination Date, by all of the Collateral.

             1.18 JOINDER OF ADDITIONAL BORROWERS.

         Any Person who is not a Borrower hereunder at the Closing Date, and is required to become a Borrower hereunder, must (i) become a party to this Agreement, (ii) assume all of the Obligations hereunder and under the other Loan Documents and (iii) be bound by all the terms, conditions, representations and warranties hereunder and under the other Loan Documents. Without limiting the foregoing, such additional Borrower promises to be jointly and severally liable along with the other Borrowers for the repayment of the Obligations including the entire principal amount of the Revolving Loan and the Term Loan when due under this Agreement. Further, such additional Borrower shall, provide the following to Agent, each in form and substance satisfactory to Agent in its sole discretion:

         (a)   A Joinder Agreement in the form set forth on EXHIBIT 1.18;

         (b)   Updated Schedules to this Agreement and the Security Agreement;

         (c) A Pledge Agreement pursuant to which such Borrower pledges 100% of the outstanding Stock of its US Subsidiaries and 65% of the Stock of its Subsidiaries which are Foreign Subsidiaries to Agent to secure the Obligations, in form and content acceptable to Agent, accompanied by share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank;

         (d) Copies of the articles of incorporations, or otherwise applicable organizational documents, of such additional Borrower;

         (e) Good Standing certificates, domestic and foreign (if applicable) of such additional Borrower;

         (f) Certificates of the Secretary of such additional Borrower setting forth (1) the names and true signatures of the authorized officers of such additional Borrower, (2) the by-laws or otherwise applicable governing documents of such additional Borrower, (3) resolutions of such additional Borrower approving the transaction and the assumption of the Obligations, and (4) that the representations and warranties set forth in SECTION 3 hereof and the other Loan Documents are true and correct; and

         (g) Such other certificates, documents, opinions, agreements and information as Agent or any Lender may reasonably request.

2. CONDITIONS PRECEDENT

               2.1 CONDITIONS TO THE INITIAL LOANS.

               No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner satisfactory to Agent, or waived or postponed in writing by Agent:

               (a) CREDIT AGREEMENT; LOAN DOCUMENTS. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers, each other Credit Party, Agent, Revolving Credit Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as ANNEX D, each in form and substance reasonably satisfactory to Agent.

               (b) REPAYMENT OF PRIOR LENDER OBLIGATIONS; SATISFACTION OF OUTSTANDING L/CS. (i) Agent shall have received a fully executed original of a pay-off letter reasonably satisfactory to Agent confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the Term Loan and the initial Revolving Credit Advance and all Liens upon any of the property of Borrowers or any of their Subsidiaries in favor of Prior Lender shall be terminated by Prior Lender immediately upon such payment; and (ii) all letters of credit issued or guaranteed by Prior Lender shall have been cash collateralized, supported by a guaranty of Agent or supported by a Letter of Credit issued pursuant to ANNEX B, as mutually agreed upon by Agent, L/C Issuer, Borrowers and Prior Lender.

               (c) APPROVALS. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

               (d) OPENING AVAILABILITY. The Eligible Accounts and Eligible Inventory supporting the initial Revolving Credit Advance and the initial Letter of Credit Obligations incurred and the amount of the Reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent and Revolving Credit Agent, to provide Borrowers, with Borrowing Availability, after giving effect to the initial Revolving Credit Advance made to Borrowers, and the incurrence of any initial Letter of Credit Obligations (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $5,000,000.

               (e) PAYMENT OF FEES. Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in SECTION
1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Agent, Revolving Credit Agent and L/C Issuer for all fees, costs and expenses of closing presented as of the Closing Date.

               (f) CAPITAL STRUCTURE: OTHER INDEBTEDNESS. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Agent in its sole discretion.

               (g) CASH MANAGEMENT SYSTEM. Borrowers shall have established cash management systems in form and substance acceptable to Agent in its sole discretion.

               (h) DUE DILIGENCE. Agent shall have completed its business and legal due diligence, with results reasonably satisfactory to Agent.

               (i) MAXIMUM LEVERAGE RATIO. The Leverage Ratio, as of May 31, 2002 shall not exceed 2.5 to 1.0.

               (j) MINIMUM EBITDA. Borrowers and their Subsidiaries on a consolidated basis shall have for the twelve month period ending May 31, 2002, EBITDA of not less than $23,000,000.

               2.2 FURTHER CONDITIONS TO EACH LOAN.

               Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

               (a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date, in any material respect, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement and Agent, Revolving Credit Agent (or L/C Issuer with respect to Letters of Credit) or Requisite Revolving Lenders have determined not to make such Advance, convert or continue any Loan as LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect in any material respect;

               (b) any event or circumstance having a Material Adverse Effect has occurred since the date hereof as determined by the Requisite Revolving Lenders and Requisite Revolving Lenders have determined not to make such Advance, convert or continue any Loan as a LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such event or circumstance has occurred;

               (c) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Requisite Revolving Lenders shall have determined not to make any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default; or

               (d) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the aggregate Revolving Loan would exceed the Maximum Amount.

         The request and acceptance by Borrowers of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan, shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this SECTION 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the cross-guaranty provisions set forth in SECTION 12 and of the granting and continuance of Agent's Liens, on behalf of itself, Revolving Credit Agent and Lenders, pursuant to the Collateral Documents.

3. REPRESENTATIONS AND WARRANTIES

               To induce Lenders to make the Loans and to incur Letter of Credit Obligations and the L/C Issuer to issue the Letters of Credit, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent, Revolving Credit Agent and each Lender with respect to all Credit Parties and each of their Subsidiaries, each and all of which shall survive the execution and delivery of this Agreement.

               3.1 CORPORATE EXISTENCE; COMPLIANCE WITH LAW.

               Each Credit Party and each of their Subsidiaries (a) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure SCHEDULE (3.1); (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of $250,000; (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct;
(e) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               3.2 EXECUTIVE OFFICES, COLLATERAL LOCATIONS, FEIN.

               As of the Closing Date, the current location of each Borrower's chief executive office and the warehouses and leased and owned premises at which any Collateral is located are set forth in DISCLOSURE SCHEDULE (3.2). In addition, DISCLOSURE SCHEDULE (3.2) lists the federal employer identification number of each Borrower.

               3.3 CORPORATE POWER, AUTHORIZATION, ENFORCEABLE OBLIGATIONS.

               The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person's charter, bylaws or partnership or operating agreement as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in SECTION 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date. Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

               3.4 FINANCIAL STATEMENTS AND PROJECTIONS.

               Except for the Projections, all Financial Statements concerning Borrowers and their respective Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

               (a) FINANCIAL STATEMENTS. The following Financial Statements attached hereto as DISCLOSURE SCHEDULE (3.4(a)) have been delivered on the date hereof:

                   (i) The audited consolidated balance sheet at January 31, 2001 and 2002 and the related statements of income and cash flows of Borrowers and their Subsidiaries for the Fiscal Years then ended, certified by Deloitte & Touche, LLP.

                   (ii) The unaudited balance sheet(s) at May 31, 2002 and the related statement(s) of income and cash flows of Borrowers and their Subsidiaries for the period then ended.

               (b) PROJECTIONS. The Projections delivered on or prior to the date hereof and attached hereto as DISCLOSURE SCHEDULE (3.4(b)) have been prepared by Borrowers in light of the past operations of their businesses, but including future payments of known contingent liabilities, and reflect projections for the six (6) year period beginning on February 1, 2002 on a quarterly basis. The Projections are based upon estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers' good faith and reasonable estimates of the future financial performance of Borrowers and their respective Subsidiaries and of the other information projected therein for the period set forth therein.

               3.5 MATERIAL ADVERSE EFFECT.

               Between January 31, 2002 and the Closing Date: (a) no Credit Party or Subsidiary of any Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or any of their Subsidiaries or has become binding upon any Credit Party's or any Credit Party's Subsidiary's assets and no law or regulation applicable to any Credit Party or any of their Subsidiaries has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party or Subsidiary of any Credit Party is in default and to the best of Borrowers' knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between January 31, 2002 and the Closing Date no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

               3.6 OWNERSHIP OF PROPERTY; LIENS.

               As of the Closing Date, the real estate ("REAL ESTATE") listed in DISCLOSURE SCHEDULE (3.6) constitutes all of the real property owned, leased, subleased, or used by any Borrower. Each Borrower owns good and marketable fee simple title to all of its owned Real Estate, and valid leasehold interests in all of its leased Real Estate, all as described on DISCLOSURE SCHEDULE (3.6), and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered to Agent. DISCLOSURE SCHEDULE (3.6) further describes any Real Estate with respect to which any Borrower is a lessor, sublessor or assignor as of the Closing Date. Each Borrower also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Borrower has received all deeds, assignments, waivers, consents, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Borrower's right, title and interest in and to all such Real Estate and other properties and assets. DISCLOSURE SCHEDULE (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Borrower's Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

               3.7 LABOR MATTERS.

               As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party or their Subsidiaries are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party and their Subsidiaries comply, in all material respects, with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party or their Subsidiaries for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party or Subsidiary;
(d) except as set forth in DISCLOSURE SCHEDULE (3.7), no Credit Party or US Subsidiary of any Credit Party is a party to or bound by any material collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on DISCLOSURE SCHEDULE (3.7) or satisfactory summaries thereof have been delivered to Agent); (e) there is no organizing activity involving any Credit Party or Subsidiary of any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party or their Subsidiaries has made a pending demand for recognition; and (g) except as set forth in DISCLOSURE SCHEDULE (3.7), there are no material complaints or charges against any Credit Party or their Subsidiaries pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party or their Subsidiaries of any individual.

               3.8 VENTURES, SUBSIDIARIES AND AFFILIATES; OUTSTANDING STOCK AND INDEBTEDNESS.

               Except as set forth in DISCLOSURE SCHEDULE (3.8), as of the Closing Date, no Credit Party or Subsidiary of any Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party (other than Layne) and their Subsidiaries is owned by each of the Stockholders and in the amounts set forth in DISCLOSURE SCHEDULE (3.8). Except as set forth in DISCLOSURE SCHEDULE (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries (other than employee or directory Stock option programs, benefit plans or compensation programs). All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date (except for the Obligations) is described in SECTION 6.3 (including DISCLOSURE SCHEDULE (6.3)).

               3.9 GOVERNMENT REGULATION.

               No Credit Party or any of their Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Credit Party or any of their Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the

Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

               3.10 MARGIN REGULATIONS.

               No Credit Party or any of their Subsidiaries is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "MARGIN STOCK"). No Credit Party or any of their Subsidiaries owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party or any of their Subsidiaries will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

               3.11 TAXES.

               All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party or any of their US Subsidiaries have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with
SECTION 5.2(b). Proper and accurate amounts have been withheld by each Credit Party and each of their US Subsidiaries from their respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. DISCLOSURE SCHEDULE (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in DISCLOSURE SCHEDULE (3.11), no Credit Party or any of their US Subsidiaries have executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties or any of their US Subsidiaries and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party or any of their US Subsidiaries have agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would have a Material Adverse Effect.

               3.12 ERISA.

               (a) DISCLOSURE SCHEDULE (3.12) lists (i) all ERISA Affiliates and
(ii) all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest IRS/DOL 5500-series form for each such Plan, have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would cause the loss of such qualification or tax-exempt status, however, such plans have been submitted to the IRS for updated determination letters. Each Plan is in compliance, in all material respects, with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23. Neither any Credit Party, nor any of their Subsidiaries nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either
Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. Neither any Credit Party nor any of their Subsidiaries nor ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and
Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party or their Subsidiaries to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

               (b) Except as set forth in DISCLOSURE SCHEDULE (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan;
(iv) no Credit Party, no Subsidiary of any Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party, no Subsidiary of any Credit Party or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 4041(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party, any Subsidiary of any Credit Party or any ERISA Affiliate (determined at any time within the last five years) with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party, any Subsidiary of any Credit Party or ERISA Affiliate (determined at such time); (vi) except in the case of any ESOP, Stock of all Credit Parties, their Subsidiaries and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or an equivalent rating by another nationally recognized rating agency.

               3.13 NO LITIGATION.

               No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party or their Subsidiaries, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "LITIGATION"), (a) that challenges any Credit Party's or their Subsidiaries' right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party or their Subsidiaries and that , if so determined, could be reasonably be expected to have a Material Adverse Effect. Except as set forth on DISCLOSURE SCHEDULE (3.13), as of the Closing Date there is no Litigation pending or, to any Credit Party's knowledge, threatened, that seeks damages in excess of $1,000,000 or injunctive relief against, or alleges criminal misconduct of, any Credit Party or their Subsidiaries.

               3.14 BROKERS.

               No broker or finder brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party, Subsidiary or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

               3.15 INTELLECTUAL PROPERTY.

               As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each material Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in DISCLOSURE SCHEDULE (3.15). Each Credit Party and each of their Subsidiaries conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in DISCLOSURE SCHEDULE (3.15), no Credit Party is aware of any infringement claim by any other Person with respect to any Intellectual Property.

               3.16 FULL DISCLOSURE.

               No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other written reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Encumbrances.

               3.17 ENVIRONMENTAL MATTERS.

               (a) Except as set forth in DISCLOSURE SCHEDULE (3.17), as of the Closing Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities that could reasonably be expected to exceed $100,000; (ii) no Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $100,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $100,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $100,000, and no Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations;
(vi) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $100,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; and (vii) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes.

               (b) Each Credit Party hereby acknowledges and agrees that neither Agent, Revolving Credit Agent, any Lender nor the L/C Issuer (i) is, nor has ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) has the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

               3.18 INSURANCE.

               DISCLOSURE SCHEDULE (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Borrower, as well as a summary of the terms of each such policy.

               3.19 DEPOSIT AND DISBURSEMENT ACCOUNTS.

               DISCLOSURE SCHEDULE (3.19) lists all banks and other financial institutions at which any Borrower maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

               3.20 GOVERNMENT CONTRACTS.

               Except as set forth in DISCLOSURE SCHEDULE (3.20), as of the Closing Date, no Borrower is a party to any contract or agreement with any Governmental Authority (other than municipalities) and no Borrower's Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727).

               3.21 CUSTOMER AND TRADE RELATIONS.

               As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party or any of their Subsidiaries with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of such Credit Party or Subsidiary; or the business relationship of any Credit Party or their Subsidiaries with any supplier material to its operations.

               3.22 AGREEMENTS AND OTHER DOCUMENTS.

               As of the Closing Date, each Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in DISCLOSURE SCHEDULE (3.22): supply agreements and purchase agreements not terminable by such Credit Party within 60 days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum; leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $1,000,000 per annum; licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party and any Lien granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party (other than employee or director Stock option programs, benefit plans or compensation programs).

               3.23 SOLVENCY.

               Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower; (c) the Refinancing; and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party and each of their Subsidiaries is and will be Solvent.

4. FINANCIAL STATEMENTS AND INFORMATION

               4.1 REPORTS AND NOTICES.

               (a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in ANNEX E.

               (b) Each Credit Party executing this Agreement hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports (including Borrowing Base Certificates in the form of EXHIBIT 4.1(b)) at the times, to the Persons and in the manner set forth in ANNEX F.

               4.2 COMMUNICATION WITH ACCOUNTANTS.

               Each Credit Party executing this Agreement authorizes (a) Agent and, (b) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants, including Deloitte & Touche, LLP, and authorizes and, at Agent's request, shall inform those accountants and advisors of Agent's authority granted hereunder and request those accountants and advisors to disclose and make available to Agent, Revolving Credit Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party.

5. AFFIRMATIVE COVENANTS

               Each Credit Party executing this Credit Agreement jointly and severally agrees on its behalf and on behalf of each of their Subsidiaries that from and after the date hereof and until the Termination Date:

               5.1 MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS.

               Each Credit Party shall and shall cause each of their Subsidiaries to: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in DISCLOSURE SCHEDULE (5.1).

                  5.2 PAYMENT OF CHARGES.

                  (a) Subject to SECTION 5.2(b), each Credit Party shall and shall cause each of their Subsidiaries to pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees, in each case, in the ordinary course of Business for such Credit Party or Subsidiary.

                  (b) Each Credit Party and their Subsidiaries may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in SECTION 5.2(a); PROVIDED, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party or Subsidiary, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest; (iv) such Credit Party or Subsidiary shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or Subsidiary or the conditions set forth in this SECTION 5.2(b) are no longer met; and (v) Agent has not advised Borrower Representative in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

               5.3 BOOKS AND RECORDS.

               Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as DISCLOSURE SCHEDULE (3.4(a)).

               5.4 INSURANCE; DAMAGE TO OR DESTRUCTION OF COLLATERAL.

               (a) Each Credit Party shall and shall cause each of their Subsidiaries to, at its sole cost and expense, maintain the policies of insurance described on DISCLOSURE SCHEDULE (3.18) as in effect on the date hereof or otherwise in form and amounts and with insurers reasonably acceptable to Agent. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Agent) shall contain provisions pursuant to which the insurer agrees to provide 30 days prior written notice to Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy. If any Credit Party at any time or times hereafter shall fail to and shall fail to cause each of their Subsidiaries to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Agent deems reasonably advisable and consistent with what is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated as such Borrower. Agent shall have no obligation to obtain insurance for any Credit Party or any of their Subsidiaries or pay any premiums therefor. By doing so, Agent shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's or their Subsidiaries' failure to maintain such insurance or pay any premiums therefor. All reasonable sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrowers to Agent and shall be additional Obligations hereunder secured by the Collateral.

                  (b) Agent reserves the right at any time upon any change in any Credit Party's or their Subsidiaries' risk profile (including any change in the product mix maintained by any Credit Party or their Subsidiaries or any laws affecting the potential liability of such Credit Party or Subsidiary) to require additional forms and limits of insurance to, in Agent's opinion, adequately protect both Agent's and Lender's interests in all or any portion of the Collateral and to ensure that each Credit Party and each of their Subsidiaries is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Agent, each Credit Party shall deliver and shall cause each of their Subsidiaries to deliver to Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Agent, with respect to its insurance policies.

               (c) Each Borrower shall deliver to Agent, in form and substance reasonably satisfactory to Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as lender loss payee, and (ii) all general liability and other liability policies naming Agent, on behalf of itself, Revolving Credit Agent, L/C Issuer and Lenders, as additional insureds. Each Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $2,500,000, as such Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Borrower on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrowers shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance. After deducting from such proceeds the reasonable expenses, if any, incurred by Agent in the collection or handling thereof, Agent may, at its option, apply such proceeds to the reduction of the Obligations in accordance with SECTION 1.3(d). Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect, no Default or Event of Default has occurred and is continuing, and such insurance proceeds do not exceed $2,500,000 in the aggregate, Agent shall permit the applicable Borrower to replace, restore, repair or rebuild the property; PROVIDED that if such Borrower shall not have completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within 180 days of such casualty, Agent may require Borrowers to pay such insurance proceeds over to Agent and Agent will apply such insurance proceeds to the Obligations in accordance with SECTION 1.3(d). All insurance proceeds for individual casualties resulting in loss, damage or destruction of Collateral in an amount equal to or in excess of $2,500,000 and that Requisite Lenders, in their discretion, make available to Borrowers to replace, repair, restore or rebuild the Collateral, in accordance with this SECTION 5.4(c) shall be applied by Agent and Revolving Credit Agent to reduce the outstanding principal balance of the Revolving Loan of Borrowers (which application shall not result in a permanent reduction of the Revolving Loan Commitment) and upon such application, Agent shall establish a Reserve against the Borrowing Base in an amount equal to the amount of such proceeds so applied. Thereafter, such funds shall be made available to Borrowers to provide funds to replace, repair, restore or rebuild the Collateral as follows: (i) Borrowers shall request a Revolving Credit Advance or a release from the cash collateral account be made to Borrowers in the amount requested to be released; (ii) so long as the conditions set forth in SECTION 2.2 have been met, Revolving Lenders shall make such Revolving Credit Advance or Agent shall release funds from the cash collateral account; and (iii) in the case of insurance proceeds applied against the Revolving Loan, the Reserve established with respect to such insurance proceeds shall be reduced by the amount of such Revolving Credit Advance. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with SECTION 1.3(d).

               5.5 COMPLIANCE WITH LAWS.

               Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA and labor matters and

Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               5.6 SUPPLEMENTAL DISCLOSURE.

               From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); PROVIDED that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

               5.7 INTELLECTUAL PROPERTY.

               Each Credit Party will conduct and shall cause each of their Subsidiaries to conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect.

               5.8 ENVIRONMENTAL MATTERS.

               Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $100,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $100,000, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers' expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and
(ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

               5.9 LANDLORDS' AGREEMENTS, MORTGAGEE AGREEMENTS, BAILEE LETTERS AND REAL ESTATE PURCHASES.

               Upon the request of Agent or the Requisite Lenders, each Credit Party will use its best efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. With respect to such locations or warehouse space leased or owned as of the Closing Date and thereafter, if Agent has not received a landlord or mortgagee agreement or bailee letter as of the Closing Date (or, if later, as of the date such location is acquired or leased), Borrowers' Eligible Inventory at that location shall, in Agent's discretion, be excluded from the Borrowing Base or be subject to such Reserves as may be established by Agent and Revolving Credit Agent in their reasonable credit judgment. After the Closing Date, no real property or warehouse space shall be leased by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Agent (which consent, in Agent's discretion, may be conditioned upon the exclusion from the Borrowing Base of Eligible Inventory at that location or the establishment of Reserves acceptable to Agent and Revolving Credit Agent) or, unless and until a reasonably satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. To the extent otherwise permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate with a fair market value exceeding $500,000 after the Closing Date, it shall first provide to Agent, for the benefit of the Lenders, a mortgage or deed of trust granting Agent a first priority Lien on such Real Estate subject to Permitted Encumbrances, together with environmental audits, mortgagee title insurance commitment, real property survey, local counsel opinion(s), and, if required by Agent, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Agent, in each case, in form and substance reasonably satisfactory to Agent.

               5.10 INTEREST RATE/CURRENCY FLUCTUATIONS PROTECTION.

               Within sixty (60) days after the Closing Date, Borrowers shall enter into and maintain, for a period of two (2) years from the Closing Date, interest rate cap, swap or collar agreements, or other agreements or arrangements designed to provide protection against fluctuations in interest rates, fluctuations in foreign currencies or commodity prices, which shall be on terms, for periods and with counterparties reasonably acceptable to Agent and Revolving Credit Agent, and pursuant to which Borrowers are protected against increases in interest rates from and after the date of such contracts as to a notional amount of not less than $17,500,000.

               5.11 FURTHER ASSURANCES.

               Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

               5.12 ADDITIONAL PLEDGES.

               Except as required by Section 6.1, to the extent any Borrower acquires investments or interests following the Closing Date, including any investment or interests in Subsidiaries, joint ventures, partnerships or other entities, such Borrower shall, except to the extent that Agent and Revolving Credit Agent otherwise agrees, pledge and grant a first priority perfected security interest in all such investments or interests, including any Stock, to Agent, for the benefit of the Lenders, and execute pledge agreements, security agreements and other documents or instruments, and deliver such certificates and stock powers, as Agent shall, in its sole discretion require.

6. NEGATIVE COVENANTS

               Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties and their Subsidiaries that from and after the date hereof until the Termination Date:

               6.1 MERGERS, SUBSIDIARIES, ETC.

               No Credit Party shall or shall allow any of their Subsidiaries to directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary (other than the formation of Subsidiaries in the ordinary course of Borrowers' business and consistent with past practice; PROVIDED any such new Subsidiary, to the extent the same is a US Subsidiary, becomes a Borrower hereunder pursuant to the terms of SECTION 1.18, and 100% of the outstanding Stock of any US Subsidiary and 65% of the Stock of any such Subsidiary which is a Foreign Subsidiary of a Borrower is pledged to Agent, in form and content acceptable to Agent), or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person, except any Subsidiary of any Borrower may merge with such Borrower or any wholly owned Subsidiary of such Borrower, PROVIDED such

Borrower or wholly owned Subsidiary shall be the survivor of any such merger to which it is a party. Notwithstanding the foregoing, any Borrower may acquire all or substantially all of the assets or Stock of any Person (the "TARGET") (in each case, a "PERMITTED ACQUISITION") if the sum of all amounts payable in connection with all Permitted Acquisitions (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of Borrowers and Target) during the term hereof does not exceed $5,000,000 and the portion thereof allocable to goodwill and intangible assets for all such Permitted Acquisitions does not exceed $2,000,000; AND EITHER:

               (a) the sum of the amounts payable in connection with any one such Permitted Acquisition (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of Borrowers and Target) does not exceed $1,000,000, and at or prior to the closing of any such Permitted Acquisition, the Target will become a Borrower hereunder pursuant to the terms of SECTION 1.18, Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all assets acquired pursuant thereto or in the assets and Stock of the Target, and Borrowers and the Target shall have executed such documents and taken such actions as may be required by Agent in connection therewith; OR

               (b) the Permitted Acquisition is subject to the satisfaction of each of the following conditions:

                   (i) Agent shall receive at least thirty (30) Business Days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

                   (ii) such Permitted Acquisition shall only involve assets comprising a business, or those assets of a business, of the type engaged in by Borrowers as of the Closing Date, and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrowers prior to such Permitted Acquisition;

                   (iii) such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors;

                   (iv) no additional Indebtedness, Guaranteed Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrowers and Target after giving effect to such Permitted Acquisition, except (A) Loans made hereunder, (B) ordinary course trade payables, accrued expenses and unsecured Indebtedness of the Target to the extent no Default or Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition, and (C) Subordinated Debt specifically permitted under SECTION 6.3(a)(vii) below;

                   (v) the Target shall not have incurred an operating loss for the trailing twelve-month period preceding the date of the Permitted Acquisition, as determined based upon the Target's financial statements for its most recently completed fiscal year and its most recent interim financial period completed within 60 days prior to the date of consummation of such Permitted Acquisition;

                   (vi) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

                   (vii) at or prior to the closing of any Permitted Acquisition, the Target will become a Borrower hereunder pursuant to the terms of SECTION 1.18, Agent will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all assets acquired pursuant thereto or in the assets and Stock of the Target, and Borrowers and the Target shall have executed such documents and taken such actions as may be required by Agent in connection therewith;

                   (viii) concurrently with delivery of the notice referred to in CLAUSE (i) above, Borrowers shall have delivered to Agent, in form and substance reasonably satisfactory to Agent:

                          (A) updated versions of the most recently delivered
             Projections covering the 1-year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with the Projections (the "ACQUISITION PROJECTIONS") and based upon historical financial data of a recent date reasonably satisfactory to Agent, taking into account such Permitted Acquisition; and

                          (B) a certificate of the chief financial officer of
             Borrowers to the effect that: (w) Borrowers will be Solvent upon the consummation of the Permitted Acquisition; (x) the Acquisition Projections fairly presents the financial condition of Borrowers (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; (y) the Acquisition Projections are reasonable estimates of the future financial performance of Borrowers subsequent to the date thereof based upon the historical performance of Borrowers and the Target and show that Borrowers shall continue to be in compliance with the financial covenants set forth in ANNEX G for the 3-year period thereafter; and (z) Borrowers have completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agent and Lenders;

                  (ix) on or prior to the date of such Permitted Acquisition, Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent or the Requisite Lenders including those specified in the last sentence of SECTION 5.9; and

                  (x) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

               6.2 INVESTMENTS; LOANS AND ADVANCES.

               Except as otherwise expressly permitted by this SECTION 6, no Credit Party shall or shall allow any of their Subsidiaries to make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, including, without limitation, any other Credit Party, Subsidiary, Foreign Subsidiary or Affiliate, through the direct or indirect lending of money, holding of securities, entering into joint ventures or partnerships, or otherwise, except that: (a) Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrowers pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrowers does not exceed $1,000,000 and are properly and adequately disclosed in Financial Statements delivered to Agent; (b) each Credit Party may maintain its existing investments in its Subsidiaries and Affiliates as of the Closing Date and, so long as no Default or Event of Default has occurred and is continuing, may make additional investments in Subsidiaries (in the form of loans or intercompany Indebtedness) PROVIDED such investments do not exceed $2,500,000 (excluding interest on intercompany indebtedness and royalties) at any point in time; (c) Borrowers may make investments not to exceed $1,000,000 in the aggregate outstanding at any one time, in non-consolidated joint ventures partnerships or other business associations and non-consolidated Affiliates; (d) Intercompany Indebtedness of a Borrower and payable to another Borrower as permitted in
SECTION 6.3 below; (e) so long as no Default or Event of Default has occurred and is continuing and there is no outstanding Revolving Loan balance, Borrowers may make investments, subject to Control Letters in favor of Agent for the benefit of Lenders or otherwise subject to a perfected security interest in favor of Agent for the benefit of Lenders, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A RATED BANK"), (iv) time deposits maturing no more than 30 days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above, and (f) Borrowers may make investments characterized as Adjusted Capital Expenditures pursuant to the definition thereof.

               6.3 INDEBTEDNESS.

               (a) No Credit Party shall or shall allow any of their Subsidiaries to create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in SECTION 6.7(c), (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in DISCLOSURE SCHEDULE (6.3) and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, as determined by Requisite Lenders, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness specifically permitted under SECTION 6.1; (vi) Indebtedness consisting of intercompany loans and advances made by any Borrower to any other Borrower; PROVIDED, that: (A) Borrowers shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (B) the obligations of Borrowers under any such intercompany loans and advances shall be subordinated to the Obligations of Borrowers hereunder in a manner reasonably satisfactory to Agent; (C) at the time any such intercompany loan or advance is made by any Borrower to any other Borrower and after giving effect thereto, each such Borrower shall be Solvent; and (D) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan;(vii) Subordinated Debt under non-compete agreements entered into in connection with Permitted Acquisitions and not exceeding in the aggregate at any time $1,000,000, (viii) Indebtedness evidenced by non-interest bearing promissory notes representing obligations under various casualty insurance policies to reimburse the issuing insurance companies for claims against Borrowers paid by such insurance companies; (ix) other unsecured Indebtedness at any time outstanding, in addition to Indebtedness permitted by CLAUSES (i) THROUGH (viii) which shall not exceed $2,000,000.

               (b) No Credit Party shall or shall allow any of their Subsidiaries to, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with SECTIONS 6.8(b) OR (c); and (iii) Indebtedness permitted by SECTION 6.3(a)(iv) upon any refinancing thereof in accordance with SECTION 6.3(a)(iv).

               6.4 EMPLOYEE LOANS AND AFFILIATE TRANSACTIONS.

               (a) Except as otherwise expressly permitted by this ARTICLE 6, no Credit Party shall or shall allow any of their Subsidiaries to enter into or be a party to any transaction with any other Credit Party, Subsidiary or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's or such Credit Party's Subsidiaries' business and upon fair and reasonable terms that are no less favorable to such Credit Party or Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party or Subsidiary. In addition, if any such transaction or series of related transactions outside the ordinary course of business, involves payments in excess of $100,000 in the aggregate, the terms of these transactions must be disclosed in advance to Agent, Revolving Credit Agent and Lenders. All such transactions existing as of the date hereof are described in DISCLOSURE SCHEDULE (6.4(a)).

               (b) No Credit Party shall or shall allow any of their Subsidiaries to enter into any lending or borrowing transaction with any employees of any Credit Party or their Subsidiaries, except loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes.

               6.5 CAPITAL STRUCTURE AND BUSINESS.

               No Credit Party shall or shall allow any of their Subsidiaries to
(a) make any changes in any of its business objectives, purposes or operations that could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described in DISCLOSURE SCHEDULE (3.8), including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock other than issuance and sale of Stock by Layne, (i) the net proceeds of which are subject to SECTION 1.3(b)(iii) or (ii) in consideration for the purchase of Tecniwell S.R.L. (Piacenza, Italy) under and pursuant to documentation evidencing or relating to such purchase and in existence on the Closing Date; or (c) amend its charter or bylaws in a manner that would adversely affect Agent or Lenders or such Credit Party's or Subsidiary's duty or ability to repay the Obligations. No Credit Party shall or shall allow any of their Subsidiaries to engage in any business other than the businesses currently engaged in by it.

               6.6 GUARANTEED INDEBTEDNESS.

               Except as otherwise expressly permitted by this ARTICLE 6, no Credit Party shall or shall allow any of their Subsidiaries to create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party or any of their Subsidiaries, and (b) for Guaranteed Indebtedness incurred for the benefit of any other Borrower if the primary obligation is expressly permitted by this Agreement other than Indebtedness, if any, of a Target existing at the time such Target is acquired.

               6.7 LIENS.

               No Credit Party shall or shall allow any of their Subsidiaries to create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Permitted Encumbrances; (b) Liens in existence on the date hereof and summarized on DISCLOSURE SCHEDULE (6.7) securing the Indebtedness described on DISCLOSURE SCHEDULE (6.3) and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property; (c) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party or their Subsidiaries in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $2,000,000 outstanding at any one time for all such Liens (PROVIDED that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within 20 days following such purchase and does not exceed 100% of the purchase price of the subject assets); (d) Liens in favor of Agent arising under the Collateral Documents; and (e) Liens securing obligations of a Subsidiary of a Borrower securing Indebtedness to such Borrower, PROVIDED such Liens are assigned to Agent on behalf of itself and the Lenders, in form and content acceptable to Agent. In addition, no Credit Party shall or shall allow any of their

Subsidiaries to become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

               6.8 SALE OF STOCK AND ASSETS.

               No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory in the ordinary course of business; (b) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate pursuant to which the entire amount of net proceeds of such sale, transfer, conveyance or disposition are used (within 45 days of receipt thereof) to purchase replacements of such Equipment, Fixtures and Real Estate having a net book value not exceeding $2,000,000 in any single transaction or $5,000,000 in the aggregate in any Fiscal Year; (c) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party's business and having a net book value not exceeding $250,000 in any single transaction or $1,000,000 in the aggregate in any Fiscal Year; (d) other Equipment and Fixtures having a value not exceeding $100,000 in any single transaction or $1,000,000 in the aggregate in any Fiscal Year; (e) the sale of Layne's interest in Drilling Equipment Supply, Inc. for fair market value to a third-party purchaser in an arms length transaction; (f) the sale of Layne's interest in Worldcover, Inc. for fair market value to an unrelated third-party purchaser in an arms length transaction; (g) the sale of Layne's interest in Stanmines NL's (Malaga, Western Australia) for fair market value to an unrelated third-party purchaser in an arms length transaction; and (h) the sale, transfer, conveyance or other disposition of the Real Estate located in Sunbury, Ohio and/or Salt Lake City, Utah, for their fair market value to an unrelated third-party purchaser in an arm's length transaction. With respect to any disposition of assets or other properties permitted pursuant to CLAUSES (b) THROUGH (h) above, subject to SECTION 1.3(b), Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and shall authorize Borrowers, at Borrowers' expense, to file appropriate UCC-3 termination statements and other releases as reasonably requested by Borrowers.

               6.9 ERISA.

               No Credit Party shall, or shall cause or permit any Subsidiary or ERISA Affiliate to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

               6.10 FINANCIAL COVENANTS.

               No Borrower shall breach or fail to comply with any of the Financial Covenants.

               6.11 HAZARDOUS MATERIALS.

               No Credit Party shall or shall allow any of their Subsidiaries to cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than, in each such case, such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

               6.12 SALE-LEASEBACKS.

               No Credit Party shall or shall allow any of their Subsidiaries to engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets, other than the sale-leaseback of assets consisting of new Equipment provided that such sale-leaseback arrangement (a) is documented and closed within 180 days of any such Equipment acquisition, and (b) does not otherwise violate the terms of this Agreement or could not reasonably be expected to give rise to a Default or Event of Default.

               6.13 CANCELLATION OF INDEBTEDNESS.

               No Credit Party shall or shall allow any of their Subsidiaries to cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

               6.14 RESTRICTED PAYMENTS.

               No Credit Party shall or shall allow any of their Subsidiaries to make any Restricted Payment, except (a) intercompany loans and advances between Borrowers to the extent permitted by SECTIONS 6.2 AND 6.3, (b) dividends and distributions by Subsidiaries of Borrowers paid to Borrowers, (c) employee loans permitted under SECTION 6.4(b), (d) payments of principal and interest of intercompany loans or advances issued in accordance with SECTION 6.3; (e) scheduled payments of interest with respect to the Subordinated Debt, (f) dividends and distributions by any Subsidiary to owners of such Subsidiary (other than Borrowers) so long as such dividends and distributions are paid ratably solely with respect to net income of such Subsidiary, and (g) Layne may purchase its own Stock on the open market and re-issue such Stock to officers and employees of Layne in connection with incentive compensation plans or other agreements with officers, directors or employees of Layne approved by its Board of Directors or any committee thereof so long as Layne does not purchase more than $1,000,000 of such Stock in any Fiscal Year; PROVIDED, that (i) no Default or Event of Default has occurred and is continuing or would result after giving effect to any Restricted Payment pursuant to CLAUSES (d), (e) OR (f) above, and
(ii) the timing of the Restricted Payments referred to in CLAUSES (d, (e) or (f) above shall be set at dates that permit the delivery of Financial Statements necessary to determine current compliance with the Financial Covenants prior to each such payment.

               6.15 CHANGE OF CORPORATE NAME OR LOCATION; CHANGE OF FISCAL YEAR; CHANGE OF STATE OF FORMATION OR INCORPORATION.

               No Credit Party shall or shall allow any of their Subsidiaries to
(a) change its corporate name or trade name or (b) change its state of formation or incorporation, chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral with an aggregate value exceeding $1,000,000 is held or stored, or the location of its records concerning the Collateral, in each case without at least 30 days prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and PROVIDED that any such new location shall be in the continental United States. Without limiting the foregoing, no Credit Party shall or shall allow any of their Subsidiaries to change its name, identity or corporate structure in any manner that might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-506 of the Code or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral, has been completed or taken. No Credit Party shall or shall allow any of their Subsidiaries to change its Fiscal Year.

               6.16 NO IMPAIRMENT OF INTERCOMPANY TRANSFERS.

               No Credit Party shall or shall allow any of their Subsidiaries to directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of Borrowers to Borrowers or between Borrowers.

               6.17 NO SPECULATIVE TRANSACTIONS.

               No Credit Party shall or shall allow any of their Subsidiaries to engage in any transaction involving commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

               6.18 LEASES; REAL ESTATE PURCHASES.

               No Credit Party shall or shall allow any of their Subsidiaries to enter into any operating lease for Equipment or Real Estate, if the aggregate of all operating lease payments payable in any year for all Credit Parties and their Subsidiaries on a consolidated basis would exceed $10,000,000. Except as permitted under SECTION 6.1 in connection with a Permitted Acquisition, no Credit Party shall or shall allow any of their Subsidiaries to purchase a fee simple ownership interest in Real Estate with an aggregate purchase price in excess of $1,000,000.

               6.19 CHANGES RELATING TO SUBORDINATED DEBT; MATERIAL CONTRACTS.

               No Credit Party shall or shall allow any of their Subsidiaries to change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Debt; (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt; (d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Subordinated Debt; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Party or their Subsidiaries thereunder or confer additional material rights on the holder of such Subordinated Debt in a manner adverse to any Credit Party, Subsidiary, Agent or any Lender.

               6.20 WORLDCOVER, INC..

               Layne intends to market and sell its interest in, or alternatively to liquidate and dissolve Worldcover, Inc., which is a wholly-owned Subsidiary of Layne. In the event such wholly-owned Subsidiary is either not sold or dissolved prior to December 31, 2002, Layne agrees that such Subsidiary shall, at Agent's option, execute documents necessary for such Subsidiary to become a Borrower hereunder pursuant to the terms of SECTION 1.18.

7. TERM

               7.1 TERMINATION.

               The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

               7.2 SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING ARRANGEMENTS.

               Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent, Revolving Credit Agent and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent, Revolving Credit Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; PROVIDED, that the provisions of SECTION 11, the payment obligations under SECTIONS 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

               8.1 EVENTS OF DEFAULT.

               The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "EVENT OF DEFAULT" hereunder:

               (a) Any Borrower (i) fails to make any payment of principal of, or interest on, or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or (ii) fails to pay or reimburse Agent or Lenders for any expense reimbursable hereunder or under any other Loan Document within ten (10) Business Days following Agent's demand for such reimbursement or payment of expenses.

               (b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of SECTIONS 1.4, 5.4(a) OR 6, or any of the provisions set forth in ANNEX G.

               (c) Any Borrower fails or neglects to perform, keep or observe any of the provisions of SECTION 4 or any provisions set forth in ANNEXES E OR F, respectively, and the same shall remain unremedied for seven (7) days or more.

               (d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this SECTION 8.1) and the same shall remain unremedied for twenty (20) days or more.

               (e) A default or breach occurs under any other agreement, document, instrument or lease to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach
(i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $1,000,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $1,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee, or (iii) involves a lease or leases of property by any Credit Party and such lease or leases, in the aggregate, require lease payments in excess of $1,000,000 for the calendar year in which such default or breach occurs.

               (f) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any respect, or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

               (g) Assets of any Credit Party with a fair market value of $50,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for 30 days or more.

               (h) A case or proceeding is commenced against any Credit Party seeking a decree or order in respect of such Credit Party (i) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party's assets, or (iii) ordering the winding-up or liquidation of the affairs of such Credit Party, and such case or proceeding shall remain undismissed or unstayed for 60 days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction.

               (i) Any Credit Party (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party's assets, (iii) makes an assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing; or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

               (j) A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate at any time are outstanding against one or more of the Credit Parties and the same are not, within 30 days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

               (k) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

               (l) Any Change of Control occurs.

               8.2 REMEDIES.

               (a) If any Default or Event of Default has occurred and is continuing, Agent and Revolving Credit Agent may (and at the written request of the Requisite Revolving Lenders shall), without notice, suspend the Revolving Loan facility with respect to additional

Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and additional Letter of Credit Obligations shall be made or incurred in the sole discretion of Agent and Revolving Credit Agent (or in the sole discretion of the Requisite Revolving Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing. If any Default or Event of Default has occurred and is continuing, Agent and Revolving Credit Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

               (b) If any Event of Default has occurred and is continuing, Agent and Revolving Credit Agent may (and at the written request of the Requisite Lenders shall), without notice: (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in ANNEX B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; or (iii) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; PROVIDED, that upon the occurrence of an Event of Default specified in SECTIONS 8.1(h) OR (i), the Revolving Loan facility shall be immediately terminated and all of the Obligations, including the aggregate Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

               8.3 WAIVERS BY CREDIT PARTIES.

               Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of SECTION 12):
(a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

               9.1 ASSIGNMENT AND PARTICIPATIONS.

               (a) Subject to the terms of this SECTION 9.1, any Lender may make an assignment to a Qualified Assignee of, or sell participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Agent (which consent shall not be unreasonably withheld or delayed with respect to a Qualified Assignee) and the execution of an assignment agreement (an "ASSIGNMENT AGREEMENT") substantially in the form attached hereto as EXHIBIT 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $5,000,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; and
(iv) include a payment to Agent of an assignment fee of $3,500. In the case of an assignment by a Lender under this SECTION 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrowers hereby acknowledge and agree that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this SECTION 9.1(a), any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; PROVIDED, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document.


               (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of SECTIONS 1.13, 1.15, 1.16 AND 9.8, Borrowers acknowledge and agree that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a "Lender". Except as set forth in the preceding sentence no Borrower or Credit Party shall have any obligation or duty to any participant. Neither Agent, Revolving Credit Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

               (c) Except as expressly provided in this SECTION 9.1, no Lender shall, as between Borrowers and that Lender, or Agent and Revolving Credit Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

               (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this SECTION 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and, if requested by Agent, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrowers shall only be certified by Borrowers as having been prepared by Borrowers in compliance with the representations contained in SECTION 3.4(c).

               (e) Any Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in SECTION 11.8.

               (f) So long as no Event of Default has occurred and is continuing, no Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under SECTION 1.16(a), increased costs under SECTION 1.16(b), an inability to fund LIBOR Loans under
SECTION 1.16(c), or withholding taxes in accordance with SECTION 1.15(a).

               9.2 APPOINTMENT OF AGENT AND REVOLVING CREDIT AGENT.

               (a) GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this SECTION 9.2 are solely for the benefit of Agent, Revolving Credit Agent and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. Neither Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender, the Revolving Credit Agent or the L/C Issuer, for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

               (b) If Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (i) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (ii) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (iii) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable.

               (c) LaSalle is hereby appointed to act on behalf of the Revolving Lenders as Revolving Credit Agent under this Agreement and the other Loan Documents. Revolving Credit Agent shall have the powers and rights specifically set forth herein with respect to the Revolving Loan only (subject to the qualifications hereinafter listed), and Agent shall have no responsibility or liability, of any type or nature, with respect to the performance of such agency by Revolving Credit Agent. . In performing its functions and duties under this Agreement and the other Loan Documents, Revolving Credit Agent shall act solely as an agent of Revolving Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Revolving Credit Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Revolving Credit Agent shall be mechanical and administrative in nature and Revolving Credit Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Revolving Credit Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by LaSalle or any of its Affiliates in any capacity. Neither Revolving Credit Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender, Agent or L/C Issuer, for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct. Notwithstanding anything herein to the contrary, Revolving Credit Agent shall have no right to act in any capacity, except as a Lender (i) with respect to the Term Loan (if Revolving Credit Agent is a Term Lender), or
(ii) which
involves any action in connection with any Collateral (other than set-off rights for the benefit of the Lenders).

               (d) If Revolving Credit Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Revolving Credit Agent shall be entitled to refrain from such act or taking such action unless and until Revolving Credit Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as the case may be, and Revolving Credit Agent shall not incur liability to any Person by reason of so refraining. Revolving Credit Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (i) if such action would, in the opinion of Revolving Credit Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (ii) if such action would, in the opinion of Revolving Credit Agent, expose Revolving Credit Agent to Environmental Liabilities or (iii) if Revolving Credit Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Revolving Credit Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable.

               9.3 AGENT'S RELIANCE, ETC.

               Neither Agent nor any of its Affiliates nor Revolving Credit Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent and Revolving Credit Agent: (a) may treat the payee of any Note as the holder thereof until Agent or Revolving Credit Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender (including each other) and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender (including each other) for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

               9.4 GE CAPITAL, LASALLE AND AFFILIATES.

               With respect to their Commitments hereunder, GE Capital and LaSalle shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though they were not Agent and the Revolving Credit Agent, respectively; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital and LaSalle in their individual capacity. GE Capital and LaSalle and their Affiliates may lend money to, invest in, and generally engage in any kind of business with, Borrowers, any of their Affiliates and any Person who may do business with or own securities of Borrowers or any such Affiliate, all as if GE Capital and LaSalle were not Agent and Revolving Credit Agent, respectively, and without any duty to account therefor to Lenders. GE Capital and LaSalle and their Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital and LaSalle as Lenders holding disproportionate interests in the Loans, and GE Capital as Agent and LaSalle as Revolving Credit Agent.

               9.5 LENDER CREDIT DECISION.

               Each Lender (including both Agent and Revolving Credit Agent, with respect to each other) acknowledges that Agent and Revolving Credit Agent have not made any representation or warranty to it, and that no act by Agent or Revolving Credit Agent hereafter taken, including any review of the affairs of Borrowers and their Affiliates, shall be deemed to constitute any representation or warranty by Agent or Revolving Credit Agent to any Lender. Each Lender (including both Agent and Revolving Credit Agent, with respect to each other) acknowledges that it has, independently and without reliance upon Agent, Revolving Credit Agent or any other Lender and based on the Financial Statements referred to in SECTION 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender (including both Agent and Revolving Credit Agent, with respect to each other) also acknowledges that it will, independently and without reliance upon Agent, Revolving Credit Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender (including both Agent and Revolving Credit Agent, with respect to each other) acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

               9.6 INDEMNIFICATION.

               Lenders agree to indemnify Agent and Revolving Credit Agent (to the extent not reimbursed by Borrowers and without limiting the obligations of Borrowers hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent or Revolving

Credit Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent or Revolving Credit Agent in connection therewith; PROVIDED, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's or Revolving Credit Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent or Revolving Credit Agent (as applicable) promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent or Revolving Credit Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties. The agreements contained in this Section shall survive payment in full of the Loans and all other amounts payable under this Agreement.

               9.7 SUCCESSOR AGENT.

               Agent or Revolving Credit Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation of Agent, the Requisite Lenders shall have the right to appoint a successor Agent. Upon any such resignation of Revolving Credit Agent, the Requisite Revolving Lenders shall have the right to appoint a successor Revolving Credit Agent. If no successor Agent or Revolving Credit Agent shall have been so appointed by the Requisite Lenders or the Requisite Revolving Lenders and shall have accepted such appointment within 30 days after the resigning Agent's or Revolving Credit Agent's giving notice of resignation, then the resigning Agent or Revolving Credit Agent may, on behalf of Lenders or the Revolving Lenders, appoint a successor Agent or Revolving Credit Agent, which shall be a Lender or a Revolving Lender as the case may be, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent or Revolving Credit Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Agent or Revolving Credit Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent or the Revolving Lender with the largest Revolving Loan Commitment shall perform the duties of the Revolving Credit Agent hereunder until such time, if any, as the Requisite Lenders or the Requisite Revolving Lenders appoint a successor Agent or Revolving Credit Agent as provided above. Any successor Agent or Revolving Credit Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrowers, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Agent or Revolving Credit Agent hereunder by a successor Agent or Revolving Credit Agent, such successor Agent or Revolving Credit Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent or Revolving Credit Agent. Upon the earlier of the acceptance of any appointment as Agent or Revolving Credit Agent hereunder by a successor Agent or Revolving Credit Agent or the effective date of the resigning Agent's or Revolving Credit Agent's resignation, the resigning Agent or Revolving Credit Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent or Revolving Credit Agent shall continue. After any resigning Agent's or Revolving Credit Agent's resignation hereunder, the provisions of this SECTION 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Revolving Credit Agent under this Agreement and the other Loan Documents.

               9.8 SETOFF AND SHARING OF PAYMENTS.

               In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to
SECTION 9.9(f), each Lender is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrowers or Guarantor (regardless of whether such balances are then due to Borrowers or Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrowers or Guarantor against and on account of any of the Obligations that are not paid when due. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares (other than offset rights exercised by any Lender with respect to SECTIONS 1.13, 1.15 or 1.16). Each Credit Party that is a Borrower or Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

               9.9 ADVANCES; PAYMENTS; NON-FUNDING LENDERS; INFORMATION; ACTIONS IN CONCERT.

               (a) ADVANCES; PAYMENTS.

               (i) Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Revolving Credit Agent in same day funds by wire transfer to Revolving Credit Agent's account as set forth in ANNEX H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan, and not later than 11:00 a.m. (New York time) on the requested funding date, in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Revolving Credit Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Revolving Credit

Agent shall make the requested Revolving Credit Advance to the Borrowers designated by Borrowers in the Notice of Revolving Credit Advance. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

               (ii) Each Business Day (each, a "SETTLEMENT DATE"), Revolving Credit Agent (or Agent) shall advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Revolving Credit Agent (or Agent) shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a "NON-FUNDING LENDER") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, Revolving Credit Agent (or Agent) shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in ANNEX H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

               (b) AVAILABILITY OF LENDER'S PRO RATA SHARE. Unless Revolving Credit Agent has been given written notice by a Revolving Lender prior to the requested funding date that such Revolving Lender does not intend to make immediately available to Revolving Credit Agent such Revolving Credit Lender's pro-rata share of the Advance which Revolving Credit Agent will be obligated to make on the requested funding date, Revolving Credit Agent may assume that such Revolving Lender has made the required amount available to Revolving Credit Agent on such requested funding date and Revolving Credit Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made immediately available to Revolving Credit Agent by such Lender on the requested funding date, Revolving Credit Agent shall be entitled to recover such corresponding amount on demand from such Revolving Lender. If such Revolving Lender does not pay such corresponding amount immediately upon Revolving Credit Agent's demand therefor, then Revolving Credit Agent shall promptly notify Borrower Representative and the other Revolving Lenders and Borrowers shall immediately pay such corresponding amount to Revolving Credit Agent. Revolving Credit Agent shall also be entitled to recover, either from such Non-Funding Lender or Borrowers, interest on such corresponding amount for each day from the date such corresponding amount was made available by Revolving Credit Agent to Borrowers to the date such corresponding amount is recovered by Revolving Credit Agent, at a rate per annum equal to (i) if paid by such Non-Funding Lender, the cost to Revolving Credit Agent of funding such amount at the Federal Funds Rate, or (ii) if paid by Borrowers, the applicable rate for the Advance in question determined from the request therefor.

               (c) RETURN OF PAYMENTS.

                   (i) Unless Agent or Revolving Credit Agent has been given written notice by Borrowers, prior to the date any payment to be made by them is due, that they do not intend to remit such payment, Agent or Revolving Credit may assume that the Borrowers have timely remitted such payment and Agent or Revolving Credit Agent may, in reliance upon such assumption, make available a corresponding amount or pro-rata portion thereof to the Persons entitled thereto. If such payment was not in fact remitted to the Agent or Revolving Credit Agent in immediately available funds, then, each Lender shall immediately on demand repay to Agent or Revolving Credit Agent (as applicable) the corresponding amount or pro-rata portion thereof made available to such Lender, together with interest thereon in respect of each day from the date such amount was made available by Agent or Revolving Credit Agent to such Lender to the date such amount is repaid to Agent or Revolving Credit Agent, at the Federal Funds Rate.

                   (ii) If Agent or Revolving Credit Agent determines at any time that any amount received by Agent or Revolving Credit Agent under this Agreement must be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent or Revolving Credit Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent or Revolving Credit Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent or Revolving Credit Agent is required to pay to Borrowers or such other Person, without setoff, counterclaim or deduction of any kind.

               (d) NON-FUNDING LENDERS. Each Revolving Lender shall be obligated only to fund its pro-rata share of an Advance subject to the terms and conditions hereof, regardless of the failure of another Revolving Lender to fund its pro-rata share thereof. Such Non-Funding Lender shall, until such amount is paid to Revolving Credit Agent (with interest at the Federal Funds Rate), (a) permit Revolving Credit Agent the unconditional and irrevocable right of setoff against any amounts (including, without limitation, payments of principal, interest, and fees, as well as indemnity payments) received by Revolving Credit Agent hereunder for the benefit of any such Defaulting Lender, and (b) if such failure to pay shall continue for a period of two Business Days, result in any such Defaulting Lender forfeiting any right to vote on any matter that the Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all Lenders are permitted to vote for hereunder (and the calculation of Requisite Lenders, Requisite Revolving Lenders and Supermajority Revolving Lenders shall exclude such Defaulting Lender's interest in the Revolving Loan Commitment); provided, however, once such a failure is cured, then such Lender shall, subsequent thereto, have all rights hereunder; provided, further, however, if any Lender shall fail to make such a payment within the two Business Day period specified in clause (b) above (other than by reason of events beyond the reasonable control of such Lender) two or more times during the term hereof, such Lender shall permanently forfeit its right to vote hereunder (and the calculation of Requisite Lenders, Requisite Revolving Lenders and Supermajority Revolving Lenders shall exclude such Defaulting Lender's interest in the Revolving Loan Commitment).

               (e) DISSEMINATION OF INFORMATION. Each Lender agrees to use its good faith efforts, upon becoming aware of anything which has or is reasonably likely to have a Material Adverse Effect on any Credit Party, to promptly notify Agent thereof. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; PROVIDED, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct. Lenders acknowledge Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with ANNEXES E AND F hereto and agree that Agent shall have no duty to provide the same to Lenders. Unless otherwise specifically set forth herein, Agent and Revolving Credit Agent shall use their best efforts to provide each other with any and all information received which is required by the other to properly and timely perform their duties under this Agreement; PROVIDED, that neither Agent nor Revolving Credit Agent shall be liable to the other or any other Lender for any failure to provide such information, except to the extent that such failure is attributable to Agent's or Revolving Credit Agent's gross negligence or willful misconduct.

               (f) ACTIONS IN CONCERT. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights against Borrowers or the Collateral arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders. It is not the intent of this paragraph and Borrowers hereby acknowledge that this paragraph shall not be read to provide Borrowers with any additional rights or defenses which are not otherwise provided for in this Agreement and Borrowers may not enforce the obligations of Lenders under this paragraph.

10. SUCCESSORS AND ASSIGNS

               10.1 SUCCESSORS AND ASSIGNS.

               This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Borrowers, Agent, Revolving Credit Agent, Lenders and their respective successors and assigns (including, in the case of Borrowers, a debtor-in-possession on behalf of Borrower), except as otherwise provided herein or therein. Borrowers may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent, Revolving Credit Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by Borrowers without the prior express written consent of Agent, Revolving Credit Agent and Requisite Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Borrowers, Agent, Revolving Credit Agent, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11. MISCELLANEOUS

               11.1 COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT.

               The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in SECTION 11.2. Any letter of interest, proposal letter or fee letter (other than the GE Capital Fee Letter) between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

               11.2 AMENDMENTS AND WAIVERS.

               (a) Except for actions expressly permitted to be taken by Agent or Revolving Credit Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Borrowers, and by Requisite Lenders, Requisite Revolving Lenders, Supermajority Revolving Lenders or all affected Lenders, as applicable. Except as set forth in CLAUSES (b) and
(C) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

               (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that increases the percentage advance rates set forth in the definition of the Borrowing Base or that makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in SECTIONS 1.6 AND 1.7, shall be effective unless the same shall be in writing and signed by Agent, Supermajority Revolving Lenders and Borrower. No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in
SECTION 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Agent, Revolving Credit Agent, Requisite Revolving Lenders and Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in SECTION 2.2 unless the same shall be in writing and signed by Agent, Revolving Credit Agent, Requisite Revolving Lenders and Borrower.

               (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent, Revolving Credit Agent and each Lender directly affected thereby: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed only to affect those Lenders whose Commitments are increased and must be approved by Requisite Lenders, including those Lenders whose Commitments are increased); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date (other than payment dates of mandatory prepayments under SECTION 1.3(b)(ii)-(iv)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $2,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders);
(vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; (vii) release any Borrower or any guarantor of any of the Obligations (if any) from liability under this Agreement or any of the Loan Documents; and (viii) amend or waive this SECTION 11.2 or the definitions of the terms "REQUISITE LENDERS", "REQUISITE REVOLVING LENDERS" or "SUPERMAJORITY REVOLVING LENDERS" insofar as such definitions affect the substance of this SECTION 11.2. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or Revolving Credit Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by Agent or Revolving Credit Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this SECTION 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

               (d) If, in connection with any proposed amendment, modification, waiver or termination (a "PROPOSED CHANGE"):

                   (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this CLAUSE (i) and in CLAUSES (ii), (iii) and (iv) below being referred to as a "NON-CONSENTING LENDER"),

                   (ii) requiring the consent of Supermajority Revolving Lenders, the consent of Requisite Revolving Lenders is obtained, but the consent of Supermajority Revolving Lenders is not obtained,

                   (iii) requiring the consent of Requisite Revolving Lenders, the consent of Revolving Lenders holding 51% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Revolving Lenders is not obtained, or

                   (iv) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained, then, so long as Agent is not a Non-Consenting Lender, at Borrowers' request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

               (e) Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrowers termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

               11.3 FEES AND EXPENSES.

               Borrowers shall reimburse (i) Agent and Revolving Credit Agent for all fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) and (ii) Agent and Revolving Credit Agent (and, with respect to CLAUSES (c), (d) and (e) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers), incurred in connection with the negotiation and preparation of the Loan Documents and incurred in connection with:

               (a) the forwarding to Borrowers or any other Person on behalf of Borrowers by Agent of the proceeds of any Loan (including a wire transfer fee of $25 per wire transfer);

               (b) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

               (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrowers or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrowers or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; PROVIDED that in the case of reimbursement of counsel for Lenders other than Agent and Revolving Credit Agent, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, that no Person shall be entitled to reimbursement under this clause (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct;

               (d) any attempt to enforce any remedies of Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; PROVIDED, that in the case of reimbursement of counsel for Lenders other than Agent and

Revolving Credit Agent, such reimbursement shall be limited to one counsel for all such Lenders;

               (e) any workout or restructuring of the Loans during the pendency of one or more Events of Default; PROVIDED, that in the case of reimbursement of counsel for Lenders other than Agent and Revolving Credit Agent, such reimbursement shall be limited to one counsel for all such Lenders; and

               (f) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (f) above, all reasonable attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this SECTION 11.3, all of which shall be payable, on demand, by Borrowers to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

               11.4 NO WAIVER.

               Agent's, Revolving Credit Agent's or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of SECTION 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent, Revolving Credit Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent, Revolving Credit Agent and the applicable required Lenders, and directed to Borrowers specifying such suspension or waiver.

               11.5 REMEDIES.

               Agent's, Revolving Credit Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

               11.6 SEVERABILITY.

               Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

               11.7 CONFLICT OF TERMS.

               Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

               11.8 CONFIDENTIALITY.

               Agent, Revolving Credit Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent, Revolving Credit Agent or such Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of 2 years following receipt thereof, except that Agent and any Lender may disclose such information (a) to Persons employed or engaged by Agent or such Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this SECTION 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in CLAUSE (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent's or such Lender's counsel, is or may be required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent or such Lender is a party; (f) that ceases to be confidential through no fault of Agent or any Lender; or (g) is in the public domain.

               11.9 GOVERNING LAW.

               EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY

CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT, REVOLVING CREDIT AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, REVOLVING CREDIT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

               11.10 NOTICES.

               Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and 3 Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this SECTION 11.10); (c) 1 Business Day after deposit with a reputable overnight courier with all charges prepaid or
(d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in ANNEX I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrowers or Agent) designated in ANNEX I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

               11.11 SECTION TITLES.

               The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

               11.12 COUNTERPARTS.

               This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

               11.13 WAIVER OF JURY TRIAL.

               BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

               11.14 PRESS RELEASES AND RELATED MATTERS.

               Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least 2 Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent, Revolving Credit Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent and Revolving Credit reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

               11.15 REINSTATEMENT.

               This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrowers for liquidation or reorganization, should Borrowers become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrowers' assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

               11.16 ADVICE OF COUNSEL.

               Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of SECTIONS 11.9 and 11.13, with its counsel.

               11.17 NO STRICT CONSTRUCTION.

               The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

12. CROSS-GUARANTY

               12.1 CROSS-GUARANTY.

               Borrowers hereby agree that Borrowers are jointly and severally liable for, and hereby absolutely and unconditionally guarantee to Agent, Revolving Credit Agent, L/C Issuer and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Borrowers agree that their guaranty obligations hereunder are continuing guaranties of payment and performance and not of collection, that its obligations under this SECTION 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this SECTION 12 shall be absolute and unconditional, irrespective of, and unaffected by,

               (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which Borrowers are or may become a party;

               (b) the absence of any action to enforce this Agreement (including this SECTION 12) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

               (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

               (d) the insolvency of any Credit Party; or

               (e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

               12.2 WAIVERS BY BORROWER.

               (a) Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, Borrower. It is agreed among Borrowers, Agent, Revolving Credit Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this SECTION 12 and such waivers, Agent, Revolving Credit Agent and Lenders would decline to enter into this Agreement.

               (b) Each Borrower acknowledges and agrees that they are providing a cross-guaranty of the obligations of each other Borrower under this SECTION 12 and as such, each Borrower will be sometimes referred to in this SECTION 12.2 as a "CROSS-GUARANTOR" and collectively, as the "CROSS-GUARANTORS." Without limiting the generality of the foregoing, each Cross-Guarantor waives any and all benefits and defenses under California Civil Code ("CC") Sections 2847, 2848 and 2849 and agrees that such Cross-Guarantor shall have (i) no right of subrogation against any other Borrower, any other Cross-Guarantor or any other Guarantor, (ii) no right of subrogation against any Collateral or security provided for in the Loan Documents and (iii) no right of contribution against any other Borrower, Cross-Guarantor or other Guarantor unless and until all Obligations have been paid and satisfied in full, and Lender has released, transferred or disposed of all of its rights, title and interest in any collateral or security. To the extent the waiver of such Cross-Guarantor's rights of subrogation, reimbursement and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, such Cross-Guarantor's rights of subrogation and reimbursement against any other Borrower and such Cross-Guarantor's rights of subrogation against any Collateral or security, shall be junior and subordinate to any rights Lender may have against any other Borrower, other Cross-Guarantor or any other Guarantor and to all rights, title and interest Lender may have in such Collateral or security, and such Cross-Guarantor's rights of contribution against the other Borrowers, Cross-Guarantors and any other Guarantors shall be junior and subordinate to any rights Lender may have against the other Borrowers, Cross-Guarantors or other Guarantors.

               (c) Agent may use, sell or dispose of any item of Collateral or security as it sees fit without regard to such Cross-Guarantor's subrogation and contribution rights, and upon disposition or sale, of any item, any and all rights of such Cross-Guarantors relating to such item shall terminate. Each Cross-Guarantor understands that they may record a Request for Notice of Default pursuant to CC Section 2924(b) and thereby receive notice of any proposed foreclosure of any Mortgaged Property then securing the Obligations. With respect to the foreclosure of any security interest in any personal property Collateral then securing the Obligations, Agent agrees to give Cross-Guarantors five days' prior written notice, in the manner set forth in SECTION 11.10 hereof, of any sale or disposition of any such personal property collateral, other than Collateral which is perishable, threatens to decline speedily in value, is of a type customarily sold on a recognized market, or is cash, cash equivalents, certificates of deposit or the like.

               (d) Further, in accordance with CC Section 2856,

                   (i) Each Cross-Guarantor waives all rights and defenses available to such Cross-Guarantor by reason of CC Sections 2787 to 2855, inclusive, 2899 and 3433 including, without limitation, any and all rights or defenses such Cross-Guarantor may have by reason of protection afforded to the principal with respect to any of the Obligations or to any other Borrower, any other Cross-Guarantor or any other Guarantor of any of the Obligations with respect to such Cross-Guarantor's obligations under the cross-guaranty contained in this SECTION 12, in either case, pursuant to the anti-deficiency or other laws of California limiting or discharging the principal's indebtedness or any other Borrower's, any other Cross-Guarantor's or other Guarantor's obligations, including, without limitation, California Code of Civil Procedure ("CCP") Section 580a, 580b, 580d or 726; and

                   (ii) Each Cross-Guarantor waives all rights and defenses that such Cross-Guarantor may have because another Borrower's, another Cross-Guarantor's or another Guarantor's debt is secured by Real Estate. This means, among other things:

                              (1) Agent may collect from each Cross-Guarantor
               without first foreclosing on any real or personal property collateral pledged by any other Borrower, Cross-Guarantor or other Guarantor.

                              (2) If Agent forecloses on any Mortgaged Property
               pledged by any Borrower, any Cross-Guarantor or any other
               Guarantor: (1) the amount of the debt may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth m ore than the sale price, and
               (2) Agent may collect from each Cross-Guarantor even if Agent, by foreclosing on the Mortgaged Property, has destroyed any right such Cross-Guarantor may have to collect from the other Borrower.

               This is an unconditional and irrevocable waiver of any rights and defenses Cross-Guarantors may have because another Borrower's, another Cross-Guarantor's or another Guarantor's debt is secured by Real Estate. These rights and defenses include, but are not limited to, any rights or defenses based upon CCP Section 580a, 580b, 580d or 726; and

                   (iii) Each Cross-Guarantor waives all rights and defenses arising out of an election of remedies by Agent or Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Obligations, has destroyed such Cross-Guarantor's rights of subrogation and reimbursement against another Borrower, another Cross-Guarantor or another Guarantor by the operation of CCP Section 580d or otherwise.

               (e) Each Cross-Guarantor waives any and all benefits and defenses under CC Section 2819, and agrees that by doing so such Cross-Guarantor's liability shall continue even if Agent alters any obligations under the Loan Documents in any respect or Agent's remedies or rights against another Borrower are in any way impaired or suspended without such Cross-Guarantor's consent.

               (f) Each Cross-Guarantor waives any and all benefits and defenses under CC Section 2809, 2810, 2815 and 2839 and agrees that by doing so such Cross-Guarantor's liability may be larger in amount and more burdensome than that of any other Borrower, any other Cross-Guarantor or any other Guarantor. No Cross-Guarantor's liability hereunder shall be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for the Loan (whether caused by Hazardous Substances or otherwise), Agent's failure to perfect a security interest in such security or collateral or any disability or other defense of any other Borrower, any other Cross-Guarantor or any other Guarantor.

               (g) Each Cross-Guarantor agrees that Agent may enforce this Guaranty without the necessity of resorting to or exhausting any security or Collateral (including, without limitation, pursuant to a judicial or nonjudicial foreclosure) and without the necessity of proceeding against any other Borrower, any other Cross-Guarantor or any other Guarantor. Each Cross-Guarantor hereby waives any and all benefits and defenses under CC Sections 2845 through 2847, 2849 and 2850, including, without limitation, the right to require Agent (i) to proceed against any other Borrower, any other Cross-Guarantor, any other Guarantor, (ii) to foreclose any lien on any real or personal property,(iii) to exercise any right or remedy under the Loan Documents, (iv) to draw upon any letter of credit issued in connection herewith, or (v) to pursue any other remedy or to enforce any other right.

               (h) Each Cross-Guarantor agrees that nothing contained herein shall prevent Agent or any Lender from suing on any Note or from exercising any rights available to them thereunder or under any of the Loan Documents and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of such Cross-Guarantor. Each Cross-Guarantor understands that the exercise by Agent of certain rights and remedies contained in the Loan Documents (such as a nonjudicial foreclosure) may affect or eliminate such Cross-Guarantor's right of subrogation against another Borrower, another Cross-Guarantor or another Guarantor and that such Cross-Guarantor may therefore incur a partially or totally nonreimbursable liability hereunder. Nevertheless, each Cross-Guarantor authorizes and empowers Agent to exercise, in its sole discretion, any rights and remedies, or any combination thereof, which may then be available to Agent, since it is the intent and purpose of each Cross-Guarantor that the obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Each Cross-Guarantor expressly waives any defense (which defense, if such Cross-Guarantor had not given this waiver, it might otherwise have) to a judgment against such Cross-Guarantor by reason of a nonjudicial foreclosure sale. Without limiting the generality of the foregoing, such Cross-Guarantor waives any and all benefits and defenses under (i) CCP Section 580a (which section, if such Cross-Guarantor had not given this waiver, would otherwise limit such Cross-Guarantor's liability after a nonjudicial foreclosure sale to the difference between the obligations guaranteed herein and the fair market value of the property or interests sold at such nonjudicial foreclosure sale), (ii) CCP Sections 580b and 580d (which sections, if such Cross-Guarantor had not given this waiver, would otherwise limit Agent's rights to recover a deficiency judgment with respect to purchase money obligations and after a nonjudicial foreclosure sale, respectively), and (iii) CCP Section 726 (which section, if such Cross-Guarantor had not given this waiver, among other things, would otherwise require Agent to exhaust all of its security before a personal judgment may be obtained for a deficiency). Notwithstanding any foreclosure of the lien of any deed of trust or security agreement with respect to any or all of the real or personal property secured thereby, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, each Cross-Guarantor shall remain bound under the cross-guaranty contained in this SECTION 12.

               (i) No provision of this Agreement shall be construed as limiting the generality for any of the covenants and waivers set forth in this SECTION 12.

               12.3 BENEFIT OF GUARANTY.

               Each Borrower agrees that the provisions of this SECTION 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrowers and Agent or Lenders, the obligations of such other Borrowers under the Loan Documents.

               12.4 SUBORDINATION OF SUBROGATION, ETC.

               Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in SECTION 12.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Agent, Revolving Credit Agent and Lenders and shall not limit or otherwise affect Borrowers' liability hereunder or the enforceability of this SECTION 12, and that Agent, Revolving Credit Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this SECTION 12.4.

               12.5 ELECTION OF REMEDIES.

               If Agent, Revolving Credit Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent, Revolving Credit Agent or such Lender a Lien upon any Collateral, whether owned by Borrowers or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent, Revolving Credit Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this SECTION
12. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against Borrowers or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, Borrowers hereby consent to such action by Agent or such Lender and waive any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that Borrowers might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this SECTION 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

               12.6 LIMITATION.

               Notwithstanding any provision herein contained to the contrary, each Borrower's liability under this SECTION 12 shall be limited to an amount not to exceed as of any date of determination, the amount that could be claimed by Agent and Lenders from such Borrower under this SECTION 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under SECTION 12.7.

               12.7 CONTRIBUTION WITH RESPECT TO GUARANTY OBLIGATIONS.

               (a) To the extent any Borrower shall make a payment under this
SECTION 12 of all or any of the Obligations (a "GUARANTOR PAYMENT") that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if such Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

               (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this SECTION 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

               (c) This SECTION 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this SECTION 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including SECTION 12.1. Nothing contained in this
SECTION 12.7 shall limit the liability of Borrowers to pay the Loans made directly or indirectly to Borrowers and accrued interest, Fees and expenses with respect thereto for which Borrowers shall be primarily liable.

               (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrowers to which such contribution and indemnification is owing.

               (e) The rights of the indemnifying Borrowers against other Credit Parties under this SECTION 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

               12.8 LIABILITY CUMULATIVE.

               The liability of Borrowers under this SECTION 12 is in addition to and shall be cumulative with all liabilities of Borrowers to Agent and Lenders under this Agreement and the other Loan Documents to which Borrowers is a party or in respect of any Obligations or obligation of the other Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

               [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.


                            LAYNE CHRISTENSEN COMPANY, a Delaware corporation


                            By:          /s/ Jerry W. Fanska
                                -----------------------------------------------
                            Name:        Jerry W. Fanska
                                  ---------------------------------------------
                            Title:       VP Finance
                                   --------------------------------------------


                            BOYLES BROS. DRILLING COMPANY, a Utah corporation


                            By:          /s/ Jerry W. Fanska
                                -----------------------------------------------
                            Name:        Jerry W. Fanska
                                  ---------------------------------------------
                            Title:       VP Finance
                                   --------------------------------------------


                            CHRISTENSEN BOYLES CORPORATION, a Delaware corporation

                            By:          /s/ Jerry W. Fanska
                                -----------------------------------------------
                            Name:        Jerry W. Fanska
                                  ---------------------------------------------
                            Title:       VP Finance
                                   --------------------------------------------


                            LAYNE WATER DEVELOPMENT AND STORAGE, LLC, a Delaware limited liability company


                            By:          /s/ Jerry W. Fanska
                                -----------------------------------------------
                            Name:        Jerry W. Fanska
                                  ---------------------------------------------
                            Title:       VP Finance
                                   --------------------------------------------


                            LAYNE TEXAS, INCORPORATED, a Delaware corporation


                            By:          /s/ Jerry W. Fanska
                                -----------------------------------------------
                            Name:        Jerry W. Fanska
                                  ---------------------------------------------
                            Title:       VP Finance
                                   --------------------------------------------

                            MID-CONTINENT DRILLING COMPANY, a Delaware corporation


                            By:          /s/ Jerry W. Fanska
                                -----------------------------------------------
                            Name:        Jerry W. Fanska
                                  ---------------------------------------------
                            Title:       VP Finance
                                   --------------------------------------------


                            SHAWNEE OIL & GAS, L.L.C., a limited liability company


                            By:          /s/ Jerry W. Fanska
                                -----------------------------------------------
                            Name:        Jerry W. Fanska
                                  ---------------------------------------------
                            Title:       VP Finance
                                   --------------------------------------------


                            STAMM-SCHEELE INCORPORATED, a Louisiana corporation


                            By:          /s/ Jerry W. Fanska
                                -----------------------------------------------
                            Name:        Jerry W. Fanska
                                  ---------------------------------------------
                            Title:       VP Finance
                                   --------------------------------------------


                            TOLEDO OIL & GAS SERVICES, INC., a Louisiana corporation


                            By:          /s/ Jerry W. Fanska
                                -----------------------------------------------
                            Name:        Jerry W. Fanska
                                  ---------------------------------------------
                            Title:       VP Finance
                                   --------------------------------------------


                            VIBRATION TECHNOLOGY, INC., a Delaware corporation


                            By:          /s/ Jerry W. Fanska
                                -----------------------------------------------
                            Name:        Jerry W. Fanska
                                  ---------------------------------------------
                            Title:       VP Finance
                                   --------------------------------------------

                            GENERAL ELECTRIC CAPITAL CORPORATION,
                            as Agent and Lender

                            By:      /s/ Peter Dibiasi
                                -----------------------------------------------
                                     DULY AUTHORIZED SIGNATORY
                                     Peter DiBiasi, Vice President
                                     Capital Funding, Inc.

                            LASALLE BANK NATIONAL ASSOCIATION,
                            as Revolving Credit Agent and Lender

                            By:      /s/ David J. Carney
                                -----------------------------------------------
                                     David J. Carney
                                     Vice President

                            U.S. BANK NATIONAL ASSOCIATION,
                            as Lender

                            By:      /s/ Barry P. Sullivan
                                -----------------------------------------------
                                     Barry P. Sullivan
                                     Vice President

                            HARRIS TRUST AND SAVINGS BANK
                            as Lender

                            By:      /s/ Haig C. Garabedian
                                -----------------------------------------------
                                     Haig C. Garabedian
                                     Vice President

                            FIRST NATIONAL BANK OF KANSAS,
                            as Lender

                            By:      /s/ John C. Taylor
                                -----------------------------------------------
                                     John C. Taylor
                                     Senior Vice President

                  The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrower:

                                       None as of Closing.

                               ANNEX A (RECITALS)
                                       TO
                                CREDIT AGREEMENT


                                   DEFINITIONS

                  Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

                  "ACCOUNT DEBTOR" means any Person who may become obligated to any Person under, with respect to, or on account of, an Account.

                  "ACCOUNTING CHANGES" has the meaning ascribed thereto in ANNEX G.

                  "ACCOUNTS" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Person, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments), whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Person's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to any Person, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person), including the right to receive the proceeds of said purchase orders and contracts, (e) all health care insurance receivables and (f) all collateral security and guaranties of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

                  "ACQUISITION PROJECTIONS" shall have the meaning assigned to it in SECTION 6.1(ix)(A).

                  "ADJUSTED CAPITAL EXPENDITURES" shall mean, with respect to Borrowers, Capital Expenditures plus, direct and indirect investments by Layne, Shawnee Oil & Gas, L.L.C. or LWDS in joint ventures, partnerships or other business associations and Affiliates, related in each case to coal bed methane projects and water resource management projects.

                  "ADVANCE" means any Revolving Credit Advance as the context may require.

                  "AFFECTED LENDER" shall have the meaning assigned to it in
SECTION 1.16(d).

                  "AFFILIATE" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, "CONTROL" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; PROVIDED, HOWEVER, that the term "AFFILIATE" shall specifically exclude Agent and each Lender.

                  "AGENT" means GE Capital in its capacity as Agent for Lenders or its successor appointed pursuant to SECTION 9.7.

                  "AGREEMENT" means the Credit Agreement by and among Borrowers, the other Credit Parties party thereto, GE Capital, as Agent and Lender, LaSalle as Revolving Credit Agent and Lender, and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

                  "APPENDICES" has the meaning ascribed to it in the recitals to the Agreement.

                  "APPLICABLE L/C MARGIN" means the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to SECTION 1.5(a).

                  "APPLICABLE MARGINS" means collectively the Applicable L/C Margin, the Applicable Revolver Index Margin, the Applicable Term Loan Index Margin, the Applicable Revolver LIBOR Margin and the Applicable Term Loan LIBOR Margin.

                  "APPLICABLE REVOLVER INDEX MARGIN" means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to
SECTION 1.5(a).

                  "APPLICABLE REVOLVER LIBOR MARGIN" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to SECTION 1.5(a).

                  "APPLICABLE TERM LOAN INDEX MARGIN" means the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan, as determined by reference to SECTION 1.5(a).

                  "APPLICABLE TERM LOAN LIBOR MARGIN" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan, as determined by reference to SECTION 1.5(a).

                  "A RATED BANK" shall have the meaning assigned to it in
SECTION 6.2.

                  "ASSIGNMENT AGREEMENT" has the meaning ascribed to it in
SECTION 9.1(a).

                  "BANKRUPTCY CODE" means the provisions of Title 11 of the United States Code, 11 U.S.C. Section 101 et seq. or any statute replacing the foregoing.

                  "BORROWER" and "BORROWERS" have the respective meanings ascribed thereto in the preamble to the Agreement.

                  "BORROWER REPRESENTATIVE" means Layne in its capacity as Borrower Representative pursuant to the provisions of SECTION 1.1(c).

                  "BORROWING AVAILABILITY" has the meaning ascribed to it in
SECTION 1.1(a)(i).

                  "BORROWING BASE" means, as of any date of determination by Agent and Revolving Credit Agent, from time to time, an amount equal to the sum at such time of:

                  (a) up to 85% of the book value of Borrowers' Eligible
         Accounts;

                  (b) up to the lesser of (i) 50% of the book value of Eligible Foreign Accounts or (ii) $2,000,000; and

                  (c) up to 60% of the book value of Borrowers' Eligible Inventory valued at the lower of cost (determined on a first-in, first-out basis) or market;

in each case, less any Reserves established by Agent and Revolving Credit Agent at such time.

                  "BORROWING BASE CERTIFICATE" means a certificate to be executed and delivered from time to time by Borrowers in the form attached to the Agreement as EXHIBIT 4.1(b).

                  "BUSINESS DAY" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a Business Day.

                  "CAPITAL EXPENDITURES" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

                  "CAPITAL LEASE" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

                  "CAPITAL LEASE OBLIGATION" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

                  "CASH COLLATERAL ACCOUNT" has the meaning ascribed to it in ANNEX B.

                  "CASH EQUIVALENTS" has the meaning ascribed to it in ANNEX B.

                  "CERTIFICATE OF EXEMPTION" shall have the meaning assigned to it in SECTION 1.15(c).

                  "CHANGE OF CONTROL" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the issued and outstanding shares of capital Stock of Layne having the right to vote for the election of directors of Layne under ordinary circumstances; or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Layne (together with any new directors whose election by the board of directors of Layne or whose nomination for election by the Stockholders of Layne was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

                  "CHARGES" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

                  "CHATTEL PAPER" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

                  "CLOSING DATE" means July 9, 2002.

                  "CLOSING CHECKLIST" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as ANNEX D.

                  "CODE" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; PROVIDED, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "CODE" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

                  "COLLATERAL" means the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations.

                  "COLLATERAL DOCUMENTS" means the Security Agreement, the Pledge Agreements, the Mortgages, the Patent Security Agreement, the Trademark Security Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

                  "COLLATERAL REPORTS" means the reports with respect to the Collateral referred to in ANNEX F.


                  "COLLECTION ACCOUNTS" shall mean those certain accounts as follows:

                  With respect to all payments of every type made with respect to the Revolving Loan, including all Fees and expenses payable to, or for the account of the Revolving Credit Agent:

                  LaSalle Bank National Association
                  Chicago, Illinois
                  ABA: 071000505
                  A/C No.: 1378018-7300
                  Account Name:  Commercial Loan Syndication Unit
                  Attn: Maria Coronado
                  Phone: 312.904.7517
                  Fax: 312.904.4448
                  Ref:  Layne Christensen Company, et. al.

                  With respect to all payments of every type made with respect to the Term Loan including all Fees and expenses payable to or for the account of Agent:

                  General Electric Capital Corporation
                  Bankers Trust
                  One Bankers Trust Plaza
                  New York, NY 10006
                  Account# 50-202-962
                  ABA# 021-001-033
                  Reference :  Capital Funding, Inc./Layne Christensen Company


                  "COMMITMENT TERMINATION DATE" means the earliest of (a) July 8, 2007, (b) the date of termination of Lenders' obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to SECTION 8.2(b), and (c) the date of indefeasible prepayment in full by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to ANNEX B, and the permanent reduction of all Commitments to zero dollars ($0).

                  "COMMITMENTS" means (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment and Term Loan Commitment as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments and Term Loan Commitments, which aggregate commitment shall be Seventy Million and no/100 Dollars ($70,000,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

                  "COMPLIANCE CERTIFICATE" has the meaning ascribed to it in ANNEX E.

                  "CONTRACTS" means all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

                  "CONTROL AGREEMENT" shall mean any agreement in which Borrowers purport to grant Agent, on behalf of Lenders, a security interest in any of their Deposit Accounts.

                  "CONTROL LETTER" means a letter agreement between Agent and
(i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, or (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Agent without further consent by the affected Credit Party.

                  "COPYRIGHTS" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

                  "CREDIT PARTIES" means Borrowers and any other Person signatory hereto from time to time other than Lenders, Agent, Revolving Credit Agent and L/C Issuer.

                  "CROSS-GUARANTOR" and "CROSS GUARANTORS" shall have the meaning assigned to them in SECTION 12.2(b).

                  "DEBT SECURITIES" shall mean, any securities, instruments and agreements evidencing or documenting a debt obligation including, without limitation, notes, debentures, bonds, credit agreements and loan agreements.

                  "DEFAULT" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

                  "DEFAULT RATE" has the meaning ascribed to it in SECTION
1.5(d).

                  "DEPOSIT ACCOUNTS" means all "deposit accounts" as such term is defined in the Code.

                  "DISCLOSURE SCHEDULES" means the Schedules prepared by Borrowers and denominated as Disclosure SCHEDULES (1.4) through (6.7) in the Index to the Agreement.

                  "DOCUMENTS" means all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

                  "DOLLARS" or "$"means lawful currency of the United States of America.

                  "EBITDA" means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, MINUS (b) the sum of (i) income tax benefits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, PLUS
(c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of non-cash charges (including depreciation and amortization) for such period, (v) amortized debt discount for such period, (vi) any aggregate net loss (but not any aggregate net gains) during such period arising from the sale, exchange or other disposition of capital assets by such Person, and (vii) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person's Subsidiaries; (2) equity earnings of other Persons accounted for on an equity basis, except to the extent received, on a consolidated basis, as cash dividends or distributions; (3) equity losses of other Persons accounted for on an equity basis, except to the extent such losses represent, on a consolidated basis, cash losses; (4) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (5) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (6) any write-up of any asset; (7) any net gain from the collection of the proceeds of life insurance policies; (8) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any

Indebtedness, of such Person, (9) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (10) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

                  "ELIGIBLE ACCOUNTS" has the meaning ascribed to it in SECTION 1.6.

                  "ELIGIBLE FOREIGN ACCOUNTS" means those Accounts which would otherwise be Eligible Accounts under SECTION 1.6 without regard to SECTIONS 1.6(i) OR (n) and which are owed to any Foreign Subsidiary by an Account Debtor who currently has, or is the Subsidiary of an entity who currently has a rating from Standard & Poor's Ratings Group equal to or higher than BBB- or a rating from Moody's Investors Service, Inc equal to or higher than Baa3.

                  "ELIGIBLE INVENTORY" has the meaning ascribed to it in SECTION 1.7.

                  "ENVIRONMENTAL INDEMNITIES" means those certain Environmental Indemnity Agreements dated as of the date hereof in favor of Agent and made by each Borrower who owns Mortgaged Property.

                  "ENVIRONMENTAL LAWS" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Section Section 9601 ET SEQ.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. Section Section 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section
Section 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. Section Section 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. Section Section 2601 et seq.); the Clean Air Act (42 U.S.C. Section Section 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. Section Section 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. Section Section 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. Section Section 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

                  "ENVIRONMENTAL LIABILITIES" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

                  "ENVIRONMENTAL PERMITS" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

                  "EQUIPMENT" means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

                  "ERISA AFFILIATE" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b),
(c), (m) or (o) of the IRC.

                  "ERISA EVENT" means, with respect to any Credit Party, Subsidiary of any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC;
(f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under
Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

                  "ESOP" means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

                  "EVENT OF DEFAULT" has the meaning ascribed to it in SECTION 8.1.

                  "EXCESS CASH FLOW" means, without duplication, with respect to any Fiscal Year of Borrowers and their Subsidiaries commencing with the Fiscal Year ending January 31, 2004, consolidated net income PLUS (a) depreciation, amortization and Interest Expense to the extent deducted in determining consolidated net income, MINUS (b) Adjusted Capital Expenditures during such Fiscal Year (excluding the financed portion thereof and excluding any Adjusted Capital Expenditures in such Fiscal Year to the extent in excess of the amount permitted to be made in such Fiscal Year pursuant to CLAUSE (a) of ANNEX G), MINUS (c) Interest Expense paid or accrued (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense) and scheduled principal payments paid or payable in respect of Funded Debt, PLUS or MINUS (as the case may be), (d) extraordinary gains or losses which are cash items not included in the calculation of net income, MINUS (e) mandatory prepayments paid in cash pursuant to SECTION 1.3 other than mandatory prepayments made pursuant to SECTIONS 1.3(b)(i), 1.3(b)(ii), 1.3(b)(iv) OR 1.3(d), PLUS (f) Taxes deducted in determining consolidated net income to the extent not paid for in cash.

                  "FAIR LABOR STANDARDS ACT" means the Fair Labor Standards Act, 29 U.S.C. Section 201 et seq.

                  "FEDERAL FUNDS RATE" means, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

                  "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System.

                  "FEES" means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

                  "FINANCIAL COVENANTS" means the financial covenants set forth in ANNEX G.

                  "FINANCIAL STATEMENTS" means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrowers delivered in accordance with SECTION 3.4 and ANNEX E.

                  "FISCAL MONTH" means any of the monthly accounting periods of Borrower.

                  "FISCAL QUARTER" means any of the quarterly accounting periods of Borrowers, ending on April 30, July 31, October 31 and January 31 of each year.

                  "FISCAL YEAR" means any of the annual accounting periods of Borrowers ending on January 31 of each year.

                  "FIXED CHARGES" means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense during such period, PLUS (b) scheduled payments of principal with respect to Indebtedness during such period, PLUS (c) Taxes paid during such period;

PROVIDED, that the scheduled payments of principal on the Term Loan and the Prior Lender Obligations for the Fiscal Quarters ending July 31, 2002, October 31, 2002, January 31, 2003 and April 30, 2003 shall be deemed to be $3,500,000 for the trailing 12 calendar month period.

                  "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any fiscal period, the ratio of EBITDA for such period LESS Maintenance Capital Expenditures incurred during such period to Fixed Charges incurred during such period.

                  "FIXTURES" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

                  "FOREIGN LENDER" shall have the meaning assigned to it in
SECTION 1.15(c).

                  "FOREIGN SUBSIDIARY" shall mean any Subsidiary which is organized under any jurisdiction other than the United States of America or any state in the United States of America.

                  "FUNDED DEBT" means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons. Notwithstanding the foregoing, the term "Funded Debt" shall not include obligations of a Person with respect to undrawn stand-by letters of credit.

                  "GAAP" means generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in ANNEX G to the Agreement.

                  "GE CAPITAL" means General Electric Capital Corporation, a Delaware corporation, its legal successors and assigns.

                  "GE CAPITAL FEE LETTER" means that certain letter, dated as of April 3, 2002, between GE Capital and Borrowers with respect to certain Fees to be paid from time to time by Borrowers to GE Capital.

                  "GENERAL INTANGIBLES" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

                  "GOODS" means all "goods" as defined in the Code, now owned or hereafter acquired by any Credit Party, including embedded software.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GUARANTEED INDEBTEDNESS" means as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("PRIMARY OBLIGATION") of any other Person (the "PRIMARY OBLIGOR") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

                  "GUARANTOR PAYMENT" shall have the meaning assigned to it in
SECTION 12.7(a).

                  "HAZARDOUS MATERIAL" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

                  "INDEBTEDNESS" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred twelve (12) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (i) the Obligations.

                  "INDEMNIFIED LIABILITIES" has the meaning ascribed to it in
SECTION 1.13.

                  "INDEMNIFIED PERSON" has the meaning ascribed to in Section 1.13.

                  "INDEX RATE" means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by THE WALL STREET JOURNAL as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if THE WALL STREET JOURNAL ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

                  "INDEX RATE LOAN" means a Loan or portion thereof bearing interest by reference to the Index Rate.

                  "INSTRUMENTS" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "INTELLECTUAL PROPERTY" means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

                  "INTEREST COVERAGE RATIO" means, with respect to any Person for any period, the ratio of EBITDA to Interest Expense.

                  "INTEREST EXPENSE" means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash), interest income, of such Person determined in accordance with GAAP for the relevant period ended on such date, including, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

                  "INTEREST PAYMENT DATE" means (a) as to any Index Rate Loan, the first Business Day of each month to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; PROVIDED, that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

                  "INVENTORY" means all "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies and embedded software.

                  "INVESTMENT PROPERTY" means all "investment property" as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party;
(iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

                  "IRC" means the Internal Revenue Code of 1986 and all regulations promulgated thereunder.

                  "IRS" means the Internal Revenue Service.

                  "LAYNE" means Layne Christensen Company, a Delaware corporation.

                  "LASALLE" means LaSalle Bank National Association, its legal successors and assigns.

                  "LAYNE PLEDGE AGREEMENT" means the Pledge Agreement of even date herewith executed by Layne in favor of Agent, on behalf of itself and Lenders, pledging all Stock of its

Subsidiaries (other than Foreign Subsidiaries and International Directional Services, L.L.C.), and sixty-five percent (65%) of all Stock in all of its Foreign Subsidiaries, and one hundred percent (100%) of all Intercompany Indebtedness owing to or held by it.

                  "L/C ISSUER" has the meaning ascribed to it in ANNEX B.

                  "L/C SUBLIMIT" has the meaning ascribed to it in ANNEX B.

                  "LEASE EXPENSES" means, with respect to any Person for any fiscal period, the aggregate rental obligations of such Person determined in accordance with GAAP which are payable in respect of such period under leases of real or personal property (net of income from subleases thereof, but including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of such leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person or in the notes thereto, excluding, however, any such obligations under Capital Leases.

                  "LENDERS" means GE Capital, LaSalle, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such Lender.

                  "LETTER OF CREDIT FEE" has the meaning ascribed to it in ANNEX B.

                  "LETTER OF CREDIT OBLIGATIONS" means all outstanding obligations incurred by Agent and Lenders at the request of Borrowers, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Revolving Credit Agent or another L/C Issuer or the purchase of a participation as set forth in ANNEX B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by Agent or Lenders thereupon or pursuant thereto.

                  "LETTERS OF CREDIT" means documentary or standby letters of credit issued for the account of Borrowers by any L/C Issuer, and bankers' acceptances issued by Borrowers, for which Agent and Lenders have incurred Letter of Credit Obligations.

                  "LEVERAGE RATIO" means, with respect to Borrowers, on a consolidated basis, the ratio of (a) Funded Debt as of any date of determination LESS cash or Cash Equivalents, to (b) EBITDA for the twelve months ending on that date of determination.

                  "LIBOR LOAN" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

                  "LIBOR PERIOD" means, with respect to any LIBOR Loan, each period commencing on a Business Day selected by Borrowers pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrowers' irrevocable notice to Agent as set forth in SECTION 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

                  (a) if any LIBOR Period would otherwise end on a day that is not a Business Day, such LIBOR Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding Business Day;

                  (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end two (2) Business Days prior to such date;

                  (c) any LIBOR Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last Business Day of a calendar month;

                  (d) Borrowers shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

                  (e) Borrowers shall select LIBOR Periods so that there shall be no more than five (5) separate LIBOR Loans in existence at any one time.

                  "LIBOR RATE" means for each LIBOR Period, a rate of interest determined by Agent and Revolving Credit Agent equal to:

                  (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

                  (b) a number equal to 1.0 MINUS the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is 2 Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

                  If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Agent and Borrower.

                  "LICENSE" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

                  "LIEN" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

                  "LITIGATION" has the meaning ascribed to it in SECTION 3.13.

                  "LOAN ACCOUNT" has the meaning ascribed to it in SECTION 1.12.

                  "LOAN DOCUMENTS" means the Agreement, the Notes, the Collateral Documents, and all other agreements, instruments, documents and certificates identified in the Closing Checklist (other than Environmental Indemnities, the obligations of which are not secured by the Collateral) executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

                  "LOANS" means the Revolving Loan and the Term Loan.

                  "LWDS" means Layne Water Development and Storage, LLC, a Delaware limited liability company and its legal successors and assigns.

                  "MARGIN STOCK" has the meaning ascribed to in SECTION 3.10.

                  "MAINTENANCE CAPITAL EXPENDITURES" shall mean, for any fiscal period, Capital Expenditures incurred or made solely for maintenance or operating purposes, as determined by Agent. Maintenance Capital Expenditures shall not include any Capital Expenditures made for the purpose of expanding or increasing the business, operations or prospects of the Person incurring such Capital Expenditures.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, assets, operations, prospects or financial or other condition of Borrowers as a whole, (b) Borrowers' ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's, Revolving Credit Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents.

                  "MAXIMUM AMOUNT" means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

                  "MAXIMUM LAWFUL RATE" has the meaning ascribed to it in
SECTION 1.5(f).

                  "MORTGAGED PROPERTIES" has the meaning assigned to it in ANNEX D.

                  "MORTGAGES" means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent on behalf of itself and Lenders with respect to the Mortgaged Properties, all in form and substance reasonably satisfactory to Agent.

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

                  "NON-CONSENTING LENDER" shall have the meaning assigned to it in SECTION 11.2(d)(i).

                  "NON-FUNDING LENDER" has the meaning ascribed to it in SECTION 9.9(a)(ii).

                  "NOTES" means, collectively, the Revolving Notes and the Term Notes.

                  "NOTICE OF CONVERSION/CONTINUATION" has the meaning ascribed to it in SECTION 1.5(e).

                  "NOTICE OF REVOLVING CREDIT ADVANCE" has the meaning ascribed to it in SECTION 1.1(a).

                  "OBLIGATIONS" means all loans (including the Loans), Letter or Credit Obligations, advances, debts, reimbursable obligations, swaps, hedges, liabilities, reimbursement obligations and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent, Revolving Credit Agent, L/C Issuer or any Lender or its Affiliates, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

                  "OTHER LENDER" shall have the meaning assigned to it in
SECTION 9.9(d).

                  "OVERADVANCE" has the meaning ascribed to it in SECTION 1.1(a)(iii).

                  "PATENT LICENSE" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

                  "PATENT SECURITY AGREEMENTS" means the Patent Security Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

                  "PATENTS" means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PENSION PLAN" means a Plan described in Section 3(2) of ERISA.

                  "PERMITTED ACQUISITION" shall have the meaning assigned to it in SECTION 6.1.

                  "PERMITTED ENCUMBRANCES" means the following encumbrances: (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with SECTION 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $250,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under SECTION 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of Agent, on behalf of Lenders; (j) Liens expressly permitted under CLAUSES (b) and (c) of SECTION 6.7 of the Agreement, and (k) equitable liens of surety bond issuers which have not been asserted by such issuers.

                  "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

                  "PLAN" means, at any time, an "employee benefit plan", as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past 7 years on behalf of participants who are or were employed by any Credit Party or ERISA Affiliate.

                  "PLEDGE AGREEMENTS" means, collectively, the Layne Pledge Agreement and the US Subsidiaries Pledge Agreements and any pledge agreements entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

                  "PRIOR LENDER" means, collectively or individually, as appropriate, (i) Massachusetts Mutual Life Insurance Company, and (ii) Bank of America National Trust and Savings Association, for itself, as lender, and as agent for certain other lenders.

                  "PRIOR LENDER OBLIGATIONS" shall mean Borrowers' obligations under (i) that certain Note Agreement dated March 15, 1996 between Layne, Inc. and Massachusetts Mutual Life Insurance Company, as the same has been modified, amended and otherwise extended or restated from time to time, and (ii) that certain Amended and Restated Credit Agreement, dated as of July 25, 1997, among Layne, Layne Christensen Australia Pty Limited, National Trust and Savings Association, various financial institutions, Bank of America, as letter of credit issuer, and Bank of America National Trust and Savings Association, as Agent, as the same has been modified, amended and otherwise extended or restated from time-to-time.

                  "PROCEEDS" means "proceeds," as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, (e) dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

                  "PROJECTIONS" means Borrowers' forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and
(d) capitalization statements, all prepared consistent with the historical Financial Statements of the Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

                  "PROPOSED CHANGE" shall have the meaning assigned to it in
SECTION 11.2(d).

                  "PRO RATA SHARE" means with respect to all matters relating to any Lender, (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, (b) with respect to the Term Loan(s), the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to SECTION 9.1,
(c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing
(i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders.

                  "QUALIFIED PLAN" means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

                  "QUALIFIED ASSIGNEE" means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrowers without the imposition of any withholding or similar taxes; provided that no Person determined by Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, and no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

                  "RATABLE SHARE" has the meaning ascribed to it in SECTION 1.1(b).

                  "RCA FEE LETTER" shall have the meaning ascribed to it in
SECTION 1.9(a).

                  "REAL ESTATE" has the meaning ascribed to it in SECTION 3.6.

                  "REFINANCING" means the repayment in full by Borrowers of the Prior Lender Obligations on the Closing Date.

                  "RELATED TRANSACTIONS" means the initial borrowing under the Revolving Loan and the Term Loan on the Closing Date, the Refinancing, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Loan Documents.

                  "RELEASE" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

                  "REPLACEMENT LENDER" shall have the meaning assigned to it in
SECTION 1.16(d).

                  "REQUISITE LENDERS" means Lenders having (a) more than 66 2/3% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of all Loans.

                  "REQUISITE REVOLVING LENDERS" means Lenders having (a) more than 66 2/3% of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than 66 2/3% of the aggregate outstanding amount of the Revolving Loan.

                  "RESERVES" means (a) reserves established by Agent or Revolving Credit Agent from time to time against Eligible Inventory pursuant to
SECTION 5.9, (b) reserves established pursuant to SECTION 5.4(c), and (c) such other reserves against Eligible Accounts, Eligible Inventory or Borrowing Availability of Borrowers that Agent may, in its reasonable credit judgment, establish from time to time. Without limiting the generality of the foregoing, Reserves established to ensure the payment of accrued Interest Expenses or Indebtedness shall be deemed to be a reasonable exercise of Agent's, Revolving Credit Agents' or the Requisite Lenders' credit judgment.

                  "RESTRICTED PAYMENT" means, with respect to any Credit Party
(a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Person; and (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

                  "RETIREE WELFARE PLAN" means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

                  "REVOLVING CREDIT ADVANCE" has the meaning ascribed to it in
SECTION 1.1(a)(i).

                  "REVOLVING CREDIT AGENT" means LaSalle.

                  "REVOLVING LENDERS" means, as of any date of determination, Lenders having a Revolving Loan Commitment.

                  "REVOLVING LOAN" means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrowers PLUS (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

                  "REVOLVING LOAN COMMITMENT" means (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on ANNEX J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be Thirty Five Million and no/100 Dollars ($35,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

                  "REVOLVING NOTE" has the meaning ascribed to it in SECTION 1.1(a)(ii).

                  "SECURITY AGREEMENT" means the Security Agreement of even date herewith entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

                  "SENIOR LEVERAGE RATIO" means, with respect to Borrowers, on a consolidated basis, the ratio of (a) Funded Debt LESS Subordinated Debt and cash and Cash Equivalents as of the date of determination, to (b) EBITDA for the twelve months ending on that date of determination.

                  "SETTLEMENT DATE" shall have the meaning assigned to it in
SECTION 9.9(a)(ii).

                  "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

                  "STOCK" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

                  "STOCKHOLDER" means, with respect to any Person, each holder of Stock of such Person.

                  "SUBORDINATED DEBT" means any Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

                  "SUBSIDIARY" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower, and shall include, without limitation, all US Subsidiaries and all Foreign Subsidiaries.

                  "SUPERMAJORITY REVOLVING LENDERS" means Lenders having (a) 80% or more of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, 80% or more of the aggregate outstanding amount of the Revolving Loan and Letter of Credit Obligations.

                  "SUPPORTING OBLIGATIONS" has the meaning ascribed thereto in the Code.

                  "TARGET" shall have the meaning assigned to it in SECTION 6.1.

                  "TAXES" means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or conduct business or any political subdivision thereof.

                  "TERMINATION DATE" means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged (c) all Letter of Credit Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Annex B, and (d) none of Borrowers shall have any further right to borrow any monies under the Agreement.

                  "TERM LENDERS" means those Lenders having Term Loan
         Commitments.

                  "TERM LOAN" has the meaning assigned to it in SECTION
1.1(b)(i).

                  "TERM LOAN COMMITMENT" means (a) as to any Lender with a Term Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the Term Loan as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan Commitment , the aggregate commitment of all Lenders to make the Term Loan, which aggregate commitment shall be Thirty Five Million and no/100 Dollars ($35,000,000) on the Closing Date. After advancing the Term Loan, each reference to a Lender's Term Loan Commitment shall refer to that Lender's Pro Rata Share of the outstanding Term Loan.

                  "TERM NOTE" has the meaning assigned to it in SECTION
1.1(b)(i).

                  "TITLE IV PLAN" means a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                  "TRADEMARK SECURITY AGREEMENTS" means the Trademark Security Agreements made in favor of Agent, on behalf of Lenders, by each applicable Credit Party.

                  "TRADEMARK LICENSE" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

                  "TRADEMARKS" means all of the following now owned or hereafter existing or adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

                  "UNFUNDED PENSION LIABILITY" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

                  "WELFARE PLAN" means a Plan described in Section 3(i) of ERISA.

                  "US SUBSIDIARIES" shall mean, collectively, Layne-Texas, Inc. a Delaware corporation, Mid-Continent Drilling Company, a Delaware corporation; Worldcover, Inc., a Delaware corporation, Vibration Technology, Inc., a Delaware corporation, Shawnee Oil & Gas, L.L.C., a Delaware limited liability company, Toledo Oil & Gas Services, Inc., a Louisiana corporation, LWDS, International Directional Services, L.L.C., a Delaware limited liability company, Layne Ohio Company, a West Virginia corporation, Christensen Boyles Corporation, a Delaware corporation, and Boyles Bros. Drilling Company, a Utah corporation, and any other Subsidiary of any Borrower, from time to time, which is formed and existing in, or under the laws of any state in the United States of America.

                  "US SUBSIDIARIES PLEDGE AGREEMENTS" means those Pledge Agreements of even date herewith executed by the US Subsidiaries (other than International Directional Services, L.L.C.) in favor of Agent, on behalf of itself and Lenders, pledging all of their Stock of any Subsidiaries (other than Foreign Subsidiaries), and sixty-five percent (65%) of all their Stock in their Foreign Subsidiaries, if any, and all Intercompany Indebtedness owing to or held by it.

                  Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in ANNEX G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

                  Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                             ANNEX G (SECTION 6.10)

                                       TO

                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

                  Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

                  (a) MAXIMUM ADJUSTED CAPITAL EXPENDITURES. Borrowers and their Subsidiaries on a consolidated basis shall not make Adjusted Capital Expenditures during the Fiscal Year ending January 31, 2003 that exceed in the aggregate $15,000,000 and in any Fiscal Year thereafter for the term hereof that exceed in the aggregate $16,000,000, in either case, PLUS an amount equal to the value of the net proceeds from the sale of capital assets during any such Fiscal year which are reinvested in capital assets during such Fiscal Year.

                  (b) MINIMUM FIXED CHARGE COVERAGE RATIO. Borrowers and their Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter, a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.2 to 1.0.

                  (c) MAXIMUM LEVERAGE RATIO. Borrowers and their Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of not more than the following:

                  3.00 to 1.00 for each Fiscal Quarter ending April 30,
                              2002 through and including January 31, 2003;
                  2.75 to 1.00 for each Fiscal Quarter ending April 30,
                              2003 through and including January 31, 2004;
                  2.50 to 1.00 for each Fiscal Quarter ending April 30,
                              2004 through and including January 31, 2005;
                  2.25 to 1.00 for each Fiscal Quarter ending thereafter.

                  (d) SENIOR LEVERAGE RATIO. Borrowers and their Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Senior Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of not more than the following:

                  2.75 to 1.00 for each Fiscal Quarter ending April 30,
                              2002 through and including January 31, 2003;
                  2.50 to 1.00 for each Fiscal Quarter ending April 30,
                              2003 through and including January 31, 2004;
                  2.25 to 1.00 for each Fiscal Quarter ending April 30,
                              2004 through and including January 31, 2005;
                  2.00 to 1.00 for each Fiscal Quarter ending thereafter.

                  (e) MINIMUM INTEREST COVERAGE RATIO. Borrowers and their Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter during the term hereof, an Interest Coverage Ratio for the 12-month period then ended of not less than 4.0 to 1.0.

                  (f) MINIMUM EBITDA. Borrowers and their Subsidiaries on a consolidated basis shall have for the twelve month period ending at the end of the Fiscal Quarter set forth below, EBITDA of not less than:

                  Fiscal Quarter ended July 31, 2002:         $20,000,000
                  Fiscal Quarter ended October 31, 2002:      $20,000,000
                  Fiscal Quarter ended January 31, 2003:      $20,000,000
                  Fiscal Quarter ended April 30, 2003:        $21,000,000
                  Fiscal Quarter ended July 31, 2003:         $21,000,000
                  Fiscal Quarter ended October 31, 2003:      $21,000,000
                  Fiscal Quarter ended January 31, 2004:      $21,000,000
                  Fiscal Quarter ended April 30, 2004:        $22,000,000
                  Fiscal Quarter ended July 31, 2004:         $22,000,000
                  Fiscal Quarter ended October 31, 2004:      $22,000,000
                  Fiscal Quarter ended January 31, 2005:      $22,000,000
                  Fiscal Quarter ended April 30, 2005:        $24,000,000
                  Fiscal Quarter ended July 31, 2005:         $24,000,000
                  Fiscal Quarter ended October 31, 2005:      $24,000,000
                  Fiscal Quarter ended January 31, 2006:      $24,000,000
                  Fiscal Quarter ended April 30, 2006:        $26,000,000
                  Fiscal Quarter ended July 31, 2006:         $26,000,000
                  Fiscal Quarter ended October 31, 2006:      $26,000,000
                  Fiscal Quarter ended January 31, 2007:      $26,000,000
                  Each Fiscal Quarter thereafter:             $26,000,000

                  Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers' and their Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; PROVIDED, HOWEVER, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "ACCOUNTING CHANGES" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by Borrowers' certified public accountants; (iii) purchase accounting adjustments, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of SECTION 8.1, a breach of a Financial Covenant contained in this ANNEX G shall be deemed to have occurred as of the earlier of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent.